Exhibit 4.2

EXECUTION COPY

NETSKOPE, INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of December 22, 2022

3.75% Convertible Senior PIK Toggle Notes due 2027

TABLE OF CONTENTS

		Page

Article 1. Definitions; Rules of Construction		1

Section 1.01.	Definitions.	1
Section 1.02.	Other Definitions.	21
Section 1.03.	Rules of Construction.	22

Article 2. The Notes		23

Section 2.01.	Form, Dating and Denominations.	23
Section 2.02.	Execution, Authentication and Delivery.	23
Section 2.03.	Initial Notes and Additional Notes.	24
Section 2.04.	Method of Payment.	25
Section 2.05.	Accrual and Payment of Interest; Principal Amount; Defaulted Amounts; When Payment Date is Not a Business Day.	25
Section 2.06.	Registrar, Paying Agent and Conversion Agent.	27
Section 2.07.	Paying Agent and Conversion Agent to Hold Property in Trust.	28
Section 2.08.	Holder Lists.	28
Section 2.09.	Legends.	29
Section 2.10.	Transfers and Exchanges; Certain Transfer Restrictions.	30
Section 2.11.	Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption.	35
Section 2.12.	Removal of Transfer Restrictions.	36
Section 2.13.	Replacement Notes.	36
Section 2.14.	Registered Holders; Certain Rights with Respect to Global Notes.	37
Section 2.15.	Cancellation.	37
Section 2.16.	Notes Held by the Company or its Affiliates.	37
Section 2.17.	Temporary Notes.	38
Section 2.18.	Outstanding Notes.	38
Section 2.19.	Repurchases by the Company.	39
Section 2.20.	CUSIP and ISIN Numbers.	39

Article 3. Covenants		39

Section 3.01.	Payment on Notes.	39
Section 3.02.	Exchange Act Reports.	39
Section 3.03.	Rule 144A Information.	40
Section 3.04.	Additional Interest.	40
Section 3.05.	Compliance and Default Certificates.	42
Section 3.06.	Taxes.	42
Section 3.07.	Additional Amounts.	42

-i-

Exhibits
Exhibit A: Form Of Note	A-1
Exhibit B-1: Form Of Restricted Note Legend	B1-1
Exhibit B-2: Form Of Global Certificate Legend	B2-1
Exhibit B-3: Form Of Non-Affiliate Legend	B3-1
Exhibit B-4: Form Of OID Legend	B4-1

INDENTURE, dated as of December 22, 2022, between Netskope, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors (as defined herein) from time to time party hereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Each party to this Indenture (as defined below), including any future Guarantor under this Indenture, agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 3.75% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”).

Article 1. Definitions; Rules of Construction

Section 1.01. Definitions.

“Acceleration Premium” means, with respect to any Note that is accelerated pursuant to Section 7.02, the excess, if any, of (A) the Target Return Repurchase Amount of such Note on the date on which the accelerated amounts are paid on such Note pursuant to Article 7 (calculated using the Target Return Multiple applicable to such acceleration and the date on which the accelerated amounts are paid pursuant to Article 7) over (B) the principal amount of, and all accrued and unpaid interest on, such Note on such date. The Trustee will have no obligation to calculate or verify the calculation of the Acceleration Premium.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Applicable Guarantee Limitations” means, with respect to any Guarantee, limitations thereon as necessary to prevent such Guarantee from constituting a fraudulent conveyance, fraudulent transfer or unlawful financial assistance under applicable law, or otherwise to reflect limitations under applicable law, including, in the case of any Foreign Subsidiary, limitations to avoid any breach of corporate benefit, financial assistance, fraudulent preference, related or connected person transaction or thin capitalization rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction or any similar restrictions that may limit the ability of such Foreign Subsidiary to provide a guarantee or may require that such guarantee be limited by an amount or scope or otherwise and to avoid any material risk to the officers or directors of such Foreign Subsidiary of contravention of their fiduciary duties or any legal prohibition and risk to the officers or directors of such Foreign Subsidiary of civil or criminal liability.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, howsoever designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means a Physical Certificate or a Global Certificate.

“Change in Tax Law” means any change or amendment in the laws, rules or regulations of a Relevant Taxing Jurisdiction, or any change in an official written interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative interpretation or determination) affecting taxation, which change or amendment (A) had not been theretofore publicly announced; and (B) becomes effective after the date of the Purchase Agreement (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction).

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated July 7, 2021, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated May 16, 2022, as the same may be amended, restated or amended and restated from time to time.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means the Initial Private Conversion Rate; provided, however, that, effective immediately after the Open of Business on each Qualified Equity Capital Raise Effective Date, the Conversion Rate will be the Qualified Equity Capital Raise Conversion Rate; provided, however, that, effective immediately after the Open of Business on the Qualified Initial Public Offering Effective Date (with retroactive effect to immediately after the Open of Business on the Qualified Initial Public Offering Effective Date if the Qualified Initial Public Offering Reference Price is determined pursuant to clause (B) of the definition thereof), the Conversion

Rate will be the Initial Public Conversion Rate; provided, further, that, in all cases, the Conversion Rate is subject to adjustment pursuant to Article 5. Whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Daily Cash Amount” means, with respect to any VWAP Trading Day for any Note, the lesser of (A) the applicable Daily Maximum Cash Amount for such Note; and (B) the Daily Conversion Value for such VWAP Trading Day for such Note.

“Daily Conversion Value” means, with respect to any VWAP Trading Day for any Note, the product of (A) the quotient obtained by dividing (i) the principal amount of such Note immediately after the Close of Business on such VWAP Trading Day by (ii) one thousand dollars ($1,000); and (B) one-fortieth (1/40th) of the product of (i) the Conversion Rate on such VWAP Trading Day (which Conversion Rate is, for the avoidance of doubt, expressed as a number of shares per $1,000 principal amount); and (ii) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to any VWAP Trading Day for any Note to be converted, the product of (A) the quotient obtained by dividing (i) the principal amount of such Note immediately after the Close of Business on such VWAP Trading Day by (ii) one thousand dollars ($1,000); and (B) the quotient obtained by dividing (i) the Specified Dollar Amount applicable to such conversion by (ii) forty (40).

“Daily Share Amount” means, with respect to any VWAP Trading Day for any Note, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day for such Note over the applicable Daily Maximum Cash Amount for such Note by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero (0) for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page identified by the ticker symbol for the Common Stock on the principal U.S. national or regional securities exchange on which the Common Stock is then listed (or, if there is no such exchange, the primary exchange or other market for the Common Stock) appended by the suffix “<EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“De-Legending Deadline Date” means, with respect to any Note, the date that is fifteen (15) days after the Free Trade Date of such Note; provided, however, that if the De-Legending Deadline Date determined as aforesaid would be after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” has the following meaning with respect to any conversion: (A) if the Conversion Date for such conversion is before the Qualified Initial Public Offering Effective Date, Physical Settlement; and (B) in all other cases, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x) subject to Section 5.03(A)(iii), the Company may, from time to time on or after the Qualified Initial Public Offering Effective Date, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent; and (y) the Default Settlement Method will be subject to Section 5.03(A)(ii).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (A) each Subsidiary that is prohibited from providing the Guarantee by any requirement of law or that would require consent, approval, license or authorization of a governmental authority to provide the Guarantee (unless such consent, approval, license or authorization has been received, provided that the Company or applicable Subsidiary have used commercially reasonable efforts to obtain such consent, approval, license or authorization); (B) each Subsidiary acquired by the Company or any Subsidiary after the Issue Date that is prohibited by any applicable contractual requirement not prohibited under this Indenture from providing the Guarantee at the time such Subsidiary becomes a Subsidiary (not created in contemplated of the acquisition by the Company of such Subsidiary, and only for so long as such restriction or any replacement or renewal thereof is in effect); (C) any Foreign Subsidiary acquired by the Company or any Subsidiary after the Issue Date for which the provision of a Guarantee could reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, but only if such Subsidiary and the Company have used reasonable efforts to overcome any such obstacle to the provision of such Guarantee; (D) any Foreign Subsidiary if the provision of a Guarantee by such Subsidiary would result in material adverse tax consequences (as reasonably determined by the Company in good faith), (E) any Subsidiary organized under the law of India or any state or union territory thereof (for so long as such Subsidiary does not own or exclusively control intellectual property that is material to the business of the Company and its Subsidiaries taken as a whole) and (F) each Immaterial Subsidiary. Notwithstanding anything to the contrary in this Indenture, neither the Company nor any Guarantor will transfer ownership or exclusive control of any intellectual property that is material to the business of the Company and its Subsidiaries taken as a whole to any Excluded Subsidiary.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Final Settlement Method Election Deadline Date” means the forty-fifth (45th) Scheduled Trading Day immediately before the Maturity Date.

“Foreign Subsidiary” means any Subsidiary that is not a Specified Domestic Subsidiary.

The “Free Trade Date” for a Note will be deemed to occur on the date that is the later of (A) one (1) year after the Last Original Issue Date of such Note; and (B) the Public Company Date; provided, however, that the Free Trade Date will not occur for such Note if the Company (or the Underlying Issuer) is a Rule 144(i) Issuer as of the date referred to in clause (B) above.

“Freely Tradable” means, with respect to any Security, that such Security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act; provided, however, that (A) any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time; and (B) notwithstanding anything to the contrary in clause (A), if (i) such Security is a Note; and (ii) the Company is not a Rule 144(i) Issuer as of the Public Company Date, from and after the De-Legending Deadline Date for such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock; provided, however, that (i) if the Common Stock is registered under

Section 12 of the Exchange Act or otherwise satisfies the requirements of Rule 13d-1(i) under the Exchange Act (or any successor rule thereto), as the same may be amended from time to time, then the condition set forth in this clause (A) will not be satisfied unless and until such person or group files any report with the SEC indicating that such person or group has become such a beneficial owner; and (ii) no “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination, or change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) from and after the Qualified Initial Public Offering Effective Date (or, if earlier, the first date on which the Common Stock is listed on any Qualified Market), the Common Stock is not, or otherwise ceases to be, listed on a Qualified Market;

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if (i) such transaction or event is a Qualified De-SPAC Business Combination; or (ii) at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on a Qualified Market, or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration; or (iii) such transaction or event is permitted under Article 6.

For the avoidance of doubt, references in this definition to the Company, the Common Stock and the Company’s “common equity” will be subject to (x) Article 6 and (y) Section 5.09(A)(1)(III).

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act, subject to the proviso to clause (A) above.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to Section 4.02(C) in connection with a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States of America consistently applied by the Company.

“Global Certificate” means any certificate representing any Note(s), which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Certificate Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Global Note” means any Note represented by a Global Certificate.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 9.

“Guarantor” means each Person that becomes a Guarantor by executing an amended or supplemental indenture pursuant to Sections 8.01(B), 9.03 and 9.06 and, subject to Section 9.04, the successors and assigns of the foregoing; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor. For the avoidance of doubt, the provisions of this Indenture relating to any Guarantor or Guarantee will apply only to the extent a person becomes, and remains a Guarantor. Notwithstanding anything to the contrary in this Indenture or the Notes, no Excluded Subsidiary will be required to be a Guarantor.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, (1) as of the Effective Date, any Subsidiary other than Netskope SASE Gateway LLC, a Delaware limited liability company, and, (2) as any date thereafter, shall include any Subsidiary that (A) has total assets (other than intercompany receivables owed or owing by the Company or any Guarantor and operating leases that are capitalized under ASC 842), as of such date, that are less than five percent (5.0%) of the consolidated total assets of the Company and its Subsidiaries as of the last day of the most recently ended fiscal quarter for which completed financial statements are available; (B) has total revenues (excluding any intercompany revenues), for the period consisting of the last four (4) completed fiscal quarters most recently ended preceding such date for which completed financial statements are available, that are less than five percent (5.0%) of the consolidated revenues of the Company and its Subsidiaries during such period; provided, however, that, with respect to the preceding clauses (A) and (B), if, as of any date after the Issue Date, Immaterial Subsidiaries that (x) have total assets (other than intercompany receivables and operating leases that are capitalized under ASC 842), as of such date, that are more than fifteen percent (15.0%) of the consolidated total assets of the Company and its Subsidiaries as of the last day of the most recently ended fiscal quarter for which completed financial statements are available or (y) have total revenues (excluding any intercompany revenues), for the period consisting of the last four (4) completed fiscal quarters most recently ended preceding such date for which completed financial statements are available, that are more than fifteen percent (15%) of the consolidated revenues of the Company and its Subsidiaries during the same period, then the Company will, not later than ten (10) Business Days with respect to any Specified Domestic Subsidiary and twenty (20) Business Days with respect to any Foreign Subsidiary after the date by which financial statements for such period are required to be delivered pursuant to Section 3.02 or Section 6(b) of the Purchase Agreement, designate in writing to the Trustee that one or more of such Subsidiaries is no longer an Immaterial Subsidiary pursuant to the preceding clause (A) or (B), as applicable, such that clause (x) and (y) are no longer true; (C) does not, as of such date, directly or indirectly guarantee or otherwise provide direct credit support for any indebtedness for borrowed money of the Company or any Guarantor; and (D) does not, as of such date, own or exclusively control intellectual property that is material to the business of the Company and its Subsidiaries taken as a whole.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Principal Amount” has the following meaning with respect to any Note: (A) if such Note is an Initial Note, one thousand dollars ($1,000); and (B) otherwise, such amount set forth in Section 2.03(B).

“Initial Private Conversion Rate” means 42.1046 shares of Common Stock per $1,000 principal amount of Notes.

“Initial Public Conversion Price” has the following meaning with respect to the Qualified Initial Public Offering:

(A) if such Qualified Initial Public Offering is a Qualified Underwritten Initial Public Offering or a Qualified Direct Listing, the lesser of (i) the Conversion Price in effect immediately before the Open of Business on the Qualified Initial Public Offering Effective Date of such Qualified Initial Public Offering; and (ii) the product of (1) one hundred and thirty percent (130%); and (2) the Qualified Initial Public Offering Reference Price of such Qualified Initial Public Offering; and

(B) if such Qualified Initial Public Offering is a Qualified Business Combination, the lesser of (i) the quotient obtained by dividing (1) the Conversion Price in effect immediately before the Open of Business on the Qualified Initial Public Offering Effective Date of such Qualified Initial Public Offering by (2) the number of shares or units of the Qualified Business Combination Common Stock of such Qualified Business Combination that is distributed or otherwise received (or to be distributed or received) per share of Common Stock in such Qualified Business Combination; and (ii) the product of (1) one hundred and thirty percent (130%); and (2) the Qualified Initial Public Offering Reference Price of such Qualified Business Combination.

“Initial Public Conversion Rate” means a number of shares of Common Stock per $1,000 principal amount of Notes equal to the quotient (rounded to the nearest fourth (4th) decimal place, with 5/100,000ths rounded upward) obtained by dividing (A) one thousand dollars ($1,000) by (B) the Initial Public Conversion Price.

“Interest Payment Date” means, with respect to a Note, each March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2023 (or commencing on such other date specified in the Certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include the day immediately preceding the first scheduled Interest Payment Date (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Issue Date” means December 22, 2022.

“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the date such Notes are originally issued; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company, which may include the placement agent for the Notes issued pursuant to the Purchase Agreement. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price. The “Last Reported Sale Price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

The “Liquidity Conditions” with respect to the Redemption of any Notes will be satisfied if each of the following has been satisfied as of the Redemption Notice Date for such Redemption and is reasonably expected to continue to be satisfied through at least the thirtieth (30th) calendar day after the Redemption Date for such Redemption: (A) the Company (or the Underlying Issuer) has satisfied the reporting conditions set forth in Rule 144(c) and Rule 144(i)(2) under the Securities Act (including, for the avoidance of doubt, the requirement for current Form 10 information); and (B) the shares of Common Stock, if any, issued or issuable upon conversion of the Notes are Freely Tradable; provided, however, that the Liquidity Conditions will also be deemed to be satisfied with respect to such Redemption if, in accordance with Section 5.03(A)(i)(4), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the Business Day immediately before such Redemption Date by Cash Settlement. For the avoidance of doubt, in accordance with Section 4.04(B), the Liquidity Conditions will not be applicable to any Redemption if the Underlying Issuer is not a Rule 144(i) Issuer as of the Redemption Notice Date for such Redemption.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means December 15, 2027.

“Minimum Return Multiple” means, with respect to any Note as of any date of determination, a multiple equal to one (1) plus a rate of return calculated from, and including, the Issue Date of such Note to, but excluding, such day, at a rate equal to fourteen percent (14.00%) per annum and compounded quarterly, computed on the basis of a 360-day year comprised of twelve thirty (30)-day months.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B‑3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 3.75% Convertible Senior PIK Toggle Notes due 2027 issued by the Company pursuant to this Indenture. For the avoidance of doubt, the Notes will be issuable only in whole numbers of Notes as provided in Section 2.01.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs before the Final Settlement Method Election Deadline Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling all or any Notes for Redemption pursuant to Section 4.04(G) and on or before the Business Day before the related Redemption Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs on or after the Final Settlement Method Election Deadline Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 12.03.

“OID Legend” means a legend substantially in the form set forth in Exhibit B-4.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions.

“Optional Repurchase” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Optional Repurchase Date” means, with respect to any Optional Repurchase Offer, the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to an Optional Repurchase Offer Notice for such Optional Repurchase Offer.

“Optional Repurchase Election Notice” means, with respect to any Optional Repurchase Offer, a notice (including a notice substantially in the form of the “Optional Repurchase Election Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Sections 4.03(E)(i), 4.03(E)(ii) and 4.03(E)(iv) delivered to the Company by a Holder in connection with such Optional Repurchase Offer.

“Optional Repurchase Fee” means, for any Note tendered in connection with respect to any Optional Repurchase Offer, the excess, if any, of (A) the Target Return Repurchase Amount for such Note on the Optional Repurchase Date for such Optional Repurchase Offer (calculated using the Target Return Multiple applicable to an Optional Repurchase on such Optional Repurchase Date) over (B) the Par and Unpaid Interest Amount for such Note as of such Optional Repurchase Date.

“Optional Repurchase Price” means, with respect to any Optional Repurchase Offer, the cash amount payable by the Company to repurchase any Note in connection with such Optional Repurchase Offer, calculated pursuant to Section 4.03(C).

“Par and Unpaid Interest Amount” means, with respect to any Note as of any day (such day being referred to as the “reference day” for purposes of this definition), an amount equal to (x) the principal amount of such Note as of such reference day plus (y) accrued and unpaid interest on such Note to, but excluding, such reference day; provided, however, that if such reference day is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Par and Unpaid Interest Amount for such Note will be determined without reference to clause (y) above; and (ii) the interest due on such Note on such Interest Payment Date (whether in cash (in the case of Additional Interest, Special Interest, Default Interest or Cash Interest) or by its addition to the principal amount of such Note (in the case of PIK Interest)) will, to the extent the same is not included in the principal amount of such Note on such reference day, be added to the Par and Unpaid Interest Amount for such Note, provided, that if any of the interest referred to in this clause (ii) is added to the Realized Return Amount pursuant to clause (y)(A) of the definition of Realized Return Amount, then the portion so paid in cash will not be added to the Par and Unpaid Interest Amount pursuant to this clause (ii) (it being understood, for the avoidance of doubt, that such portion so added will be paid in cash by the Company pursuant to clause (y)(B) of the definition of Realized Return Amount).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Certificate” means any certificate (other than a Global Certificate) representing any Note(s), which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note(s), duly executed by the Company and authenticated by the Trustee.

“Physical Note” means any Note represented by a Physical Certificate.

“Public Company Date” means the first date, if at all, when the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the avoidance of doubt, nothing in this Indenture will impact the restrictions set forth in Section 8 of the Purchase Agreement.

“Purchase Agreement” means that certain Note Purchase Agreement, dated December 22, 2022, between the Company and the investors named therein.

“Qualified Business Combination” means a Qualified De-SPAC Business Combination or a Qualified Non-De-SPAC Business Combination.

“Qualified Business Combination Common Stock” means, with respect to a Qualified De-SPAC Business Combination or a Qualified Non-De-SPAC Business Combination, the common stock or other corporate common equity interests referred to in the definition of “Qualified De-SPAC Business Combination” or “Qualified Non-De-SPAC Business Combination,” as applicable.

“Qualified De-SPAC Business Combination” means any business combination or similar transaction involving the Company and a publicly traded special purpose acquisition company (or any similar entity), provided, that (A) all or any portion of the consideration received or to be received by the holders of Common Stock, in connection with such combination or transaction, consists of shares of common stock or other corporate common equity interests listed on a Qualified Market or that will be so listed when issued or exchanged in connection with such combination or transaction; and (B) such combination or transaction does not occur after the occurrence of a Qualified Underwritten Initial Public Offering, a Qualified Direct Listing or a Qualified Non-De-SPAC Business Combination.

“Qualified Direct Listing” means any direct listing or other similar transaction following which the Common Stock is listed on a Qualified Market; provided, that in connection with such direct listing or other similar transaction, all of the Company’s preferred stock is converted into shares of Common Stock or otherwise ceases to be outstanding. For the avoidance of doubt, a Qualified Business Combination or Qualified Underwritten Initial Public Offering will not be a Qualified Direct Listing.

“Qualified Initial Public Offering” means the first to occur of a Qualified Underwritten Initial Public Offering, a Qualified Direct Listing or a Qualified Business Combination.

“Qualified Equity Capital Raise” means, following the Issue Date but prior to any Qualified Initial Public Offering Effective Date, any bona fide financing involving the sale of equity interests in the Company of (i) not less than seventy-five million dollars ($75,000,000) in a financing in which all of the investors are non-financial investors (which shall not, for the avoidance of doubt, include any collective investment vehicles including any collective investment vehicle that operates as an investment vehicle for a corporate strategic partner) making such investment in connection with one or more strategic partnerships with the Company (a “Strategic Investor”) or (ii) not less than twenty-five million dollars ($25,000,000) in any financing in which there are any investors other than Strategic Investors. For the avoidance of doubt, the issuance of shares of Common Stock by the Company as consideration to the acquisition target (or its interest holders) in a bona fide acquisition of other businesses or technologies by the Company by merger, consolidation, acquisition of stock or assets or otherwise shall not be deemed to constitute a Qualified Equity Capital Raise.

“Qualified Equity Capital Raise Effective Date” with respect to any Qualified Equity Capital Raise, means the closing date of such Qualified Equity Capital Raise.

“Qualified Equity Capital Raise Conversion Price” means with respect to any Qualified Equity Capital Raise, means the lesser of (i) the Conversion Price in effect immediately before the Open of Business on the Qualified Equity Capital Raise Effective Date of such Qualified Equity Capital Raise and (ii) the product of (x) the Qualified Equity Capital Raise Per Share Price and (y) one hundred and thirty percent (130%).

“Qualified Equity Capital Raise Conversion Rate” means a number of shares of Common Stock per $1,000 principal amount of Notes equal to the quotient (rounded to the nearest fourth (4th) decimal place, with 5/100,000ths rounded upward) obtained by dividing (A) one thousand dollars ($1,000) by (B) the Qualified Equity Capital Raise Conversion Price.

“Qualified Equity Capital Raise Per Share Price” means a price per share of Common Stock determined by dividing the lowest effective price per share of Capital Stock purchased by an investor in a Qualified Equity Capital Raise by the number of shares of Common Stock into which each share of Capital stock purchased in the Qualified Equity Capital Raise is convertible or exchangeable.

“Qualified Initial Public Offering Effective Date” has the following meaning:

(A) if there occurs a Qualified Initial Public Offering that is a Qualified Underwritten Initial Public Offering, the initial closing date of such Qualified Underwritten Initial Public Offering;

(B) if there occurs a Qualified Initial Public Offering that is a Qualified Direct Listing, the first day on which the Common Stock trades on a Qualified Market in connection with such Qualified Direct Listing; or

(C) if there occurs a Qualified Initial Public Offering that is Qualified Business Combination, the effective date thereof.

“Qualified Initial Public Offering Reference Price” has the following meaning with respect to the Qualified Initial Public Offering:

(A) if such Qualified Initial Public Offering is a Qualified Underwritten Initial Public Offering, the initial public offering price per share of Common Stock in such Qualified Underwritten Initial Public Offering, as set forth in the related final prospectus;

(B) if such Qualified Initial Public Offering is a Qualified Direct Listing, the average of the Daily VWAPs per share of Common Stock for the fifteen (15) consecutive VWAP Trading Days beginning on, and including, the first VWAP Trading Day on which the Common Stock trades on a Qualified Market in connection with such Qualified Direct Listing; or

(C) if such Qualified Initial Public Offering is a Qualified Business Combination, the average of the Daily VWAPs per share or unit of the Qualified Business Combination Common Stock of such Qualified Business Combination for the fifteen (15) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding the first date on which such Qualified Business Combination is publicly announced (such average to be determined as if references to Common Stock in the definitions of Daily VWAP, VWAP Trading Day and VWAP Market Disruption Event were instead references to such Qualified Business Combination Common Stock).

“Qualified Market” means any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successor markets).

“Qualified Non-De-SPAC Business Combination” means any merger, consolidation or similar transaction (in each case, other than a Qualified De-SPAC Business Combination) to which the Company is a party, provided, that (A) at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such merger, consolidation or similar transaction, consists of shares of common stock or other corporate common equity interests listed on a Qualified Market or that will be so listed when issued or exchanged in connection with such merger, consolidation or similar transaction; and (B) such merger, consolidation or similar transaction does not occur after the occurrence of a Qualified Underwritten Initial Public Offering, a Qualified Direct Listing or a Qualified De-SPAC Business Combination.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event if either (A) such Business Combination Event is an Exempted Fundamental Change; or (B) both of the following conditions are satisfied: (i) either (1) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect Wholly Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case, for U.S. federal income tax purposes; or (2) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code for Holders or beneficial owners of the Notes; and (ii) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock (or other corporate common equity interests) of an entity that is (1) treated as a corporation for U.S. federal income tax purposes; and (2) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

“Qualified Underwritten Initial Public Offering” means the initial underwritten public offering of Common Stock that satisfies all of the following conditions: (A) such offering is registered under the Securities Act; (B) in connection with such offering, all of the Company’s preferred stock is converted into shares of Common Stock or otherwise ceases to be outstanding; (C) following such offering, the Common Stock is listed on a Qualified Market; and (D) such offering does not occur after the occurrence of a Qualified Direct Listing or a Qualified Business Combination.

“Realized Return Amount” means, with respect to any Note as of any day (such day being referred to as the “reference day” for purposes of this definition), the sum of all interest payments paid in cash (excluding, for the avoidance of doubt, all PIK Interest that is added to the principal amount of any Note pursuant to this Indenture) on such Note on or before such day (assuming, if such Note is not an Initial Note, that (i) such Note were outstanding from, and including, the Issue Date and (ii) the Company had made all interest payments on such Note in cash that otherwise would have come due on such Note on or before such day so long as the Company had paid such interest payments on the Initial Notes and replacements thereof in cash on the date such interest payments came due); provided, however, that if (x) such reference day is after a Regular Record Date and before the next Interest Payment Date; and (y) any accrued and unpaid Cash Interest, Additional Interest or Special Interest exists on such Note as of such Regular Record Date, then (A) there will be added, to the Realized Return Amount for such Note, an amount equal to the unpaid Cash Interest, Additional Interest or Special Interest, as applicable, that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if Note otherwise ceases to be outstanding on or before such Interest Payment Date), provided, that nothing in this clause (A) will be construed to require the accrual of Cash Interest, Additional Interest or Special Interest on any day when the conditions for such accrual set forth in Section 3.04 or Section 7.03, as applicable, have not been satisfied; and (B) such unpaid Cash Interest, Additional Interest or Special Interest, as applicable, referred to in clause (A) will be paid on or, at the Company’s election, before such Interest Payment Date, to the Holder of such Note as of the Close of Business on such Regular Record Date.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.04.

“Redemption Date” means the date fixed, pursuant to Section 4.04(E), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.04(G).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.04(F).

“Redemption Trigger Date” means the date that is the first (1st) year anniversary of the Qualified Initial Public Offering Effective Date (or, if such date is not a Business Day, the next Business Day); provided that, to the extent the effective date of a Fundamental Change occurs prior to such anniversary, the Redemption Trigger Date shall be such effective date of such Fundamental Change during the period from, and including, such effective date to, but excluding, the sixty-fifth (65th) Scheduled Trading Day following the date the Company sends the related Fundamental Change Notice and, after such period, the Redemption Trigger Date shall revert back to such anniversary.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on March 15, the immediately preceding March 1; (B) if such Interest Payment Date occurs on June 15, the immediately preceding June 1; (C) if such Interest Payment Date occurs on September 15, the immediately preceding September 1; and (D) if such Interest Payment Date occurs on December 15, the immediately preceding December 1.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject, and in each case, has direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B‑1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144(i) Issuer” means an issuer of the type set forth in Rule 144(i) under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w) (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s total revenues (excluding any intercompany revenues), for the last completed fiscal year before the date of determination exceeds five million dollars ($5,000,000).

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Specified Domestic Subsidiary” means any Subsidiary of the Company that (A) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (B) is not a Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code or a Subsidiary of such Person; and (C) is not a Subsidiary all or substantially all of whose assets consists of, directly or indirectly, the equity interests of (or such equity interests and obligations owed or treated as owed by) one or more Persons of the type described in the immediately preceding clause (B).

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. Unless otherwise specified, as used in this Indenture, “Subsidiary” means a Subsidiary of the Company.

“Synthetic Lease Obligation” means the monetary obligation of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such person but, upon the insolvency or bankruptcy of such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Target Return Repurchase Amount” means, with respect to any Note and Target Return Multiple as of any day, the excess, if any, of (A) the product of (i) one thousand dollars ($1,000); and (ii) such Target Return Multiple; over (B) the Realized Return Amount of such Note on such day.

“Target Return Multiple” has the following meaning:

(A) in the case of a Repurchase Upon Fundamental Change where the related Fundamental Change Repurchase Date occurs:

(i) after the Issue Date and on or before the second (2nd) annual anniversary of the Issue Date, one hundred and forty percent (140%);

(ii) after the second (2nd) annual anniversary of the Issue Date and on or before the third (3rd) annual anniversary of the Issue Date, one hundred and fifty-five percent (155%); or

(iii) after the third (3rd) annual anniversary of the Issue Date and on or before the Maturity Date, one hundred and seventy percent (170%);

(B) in the case of an Optional Repurchase on any Optional Repurchase Date, the Minimum Return Multiple as of such Optional Repurchase Date; and

(C) in the case of an acceleration of the Notes following an Event of Default where the date on which the accelerated amounts are paid pursuant to Article 7 occurs:

(i) after the Issue Date and on or before the second (2nd) annual anniversary of the Issue Date, one hundred and forty percent (140%);

(ii) after the second (2nd) annual anniversary of the Issue Date and on or before the third (31-d) annual anniversary of the Issue Date, one hundred and fifty-five percent (155%); or

(iii) after the third (3rd) annual anniversary of the Issue Date and on or before the Maturity Date, one hundred and seventy percent (170%);

provided, however, that, (x) in the case of an acceleration following an Event of Default arising from the Company’s failure to pay the Fundamental Change Repurchase Price due in respect of a Fundamental Change, the Target Return Multiple pursuant to this clause (C) will instead be the Target Return Multiple applicable to such Fundamental Change as provided in clause (A) above; (y) in the case of an acceleration following an Event of Default arising from the Company’s failure to pay the Optional Repurchase Price due in respect of such Optional Repurchase Date, the Target Return Multiple pursuant to this clause (C) will instead be the Target Return Multiple applicable to such Optional Repurchase as provided in clause (B) above; and (z) in the case of a Repurchase Upon Fundamental Change, the Target Return Multiple as provided in clause (A) above shall not be lower than the Minimum Return Multiple as of the related Fundamental Change Repurchase Date.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto).

“Tax Redemption” means the Redemption of any Note pursuant to Section 4.04(C).

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; provided, however, that, unless otherwise determined by the Company in its reasonable discretion, this clause (C) will not apply if the Company is a Rule 144(i) Issuer.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Amounts”	3.07(A)
“Acceleration”	7.01(A)(vii)(2)
“Business Combination Event”	6.01(A)
“Cash Interest”	2.05(B)
“Cash Settlement”	5.03(A)
“Combination Settlement”	5.03(A)
“Common Stock Change Event”	5.09(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(D)
“Defaulted Amount”	2.05(D)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“FATCA”	3.07(A)(iv)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Guaranteed Obligations”	9.01
“Guarantor Business Combination Event”	9.04(A)
“Initial Notes”	2.03(A)
“IRS”	12.16
“Optional Repurchase Offer”	4.03(A)
“Optional Repurchase Offer Notice”	4.03(D)
“Optional Repurchase Trigger Date”	4.03(D)
“Optional Repurchase Trigger Date Notice”	4.03(D)
“Optional Repurchase Trigger Demand”	4.03(D)
“Optional Repurchase Right”	4.03(A)
“Ownership Limitation”	5.11
“Paying Agent”	2.06(A)
“Payor”	3.07(A)
“Physical Settlement”	5.03(A)
“PIK Interest”	2.05(B)
“Redemption Notice”	4.04(G)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Relevant Taxing Jurisdiction”	3.07(A)
“Reporting Event of Default”	7.03(A)
“Specified Courts”	12.07
“Spin-Off’	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)

“Successor Entity”	6.01(A)
“Successor Guarantor Entity”	9.04(A)(i)
“Successor Person”	5.09(A)
“Tax Redemption Opt-Out Election”	4.04(C)(ii)
“Tax Redemption Opt-Out Election Notice”	4.04(C)(ii)(1)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)
“Transfer Taxes”	3.07(B)
“Underlying Issuer”	5.09(A)

Section 1.03. Rules of Construction.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof’ and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture;

(J) the term “principal amount” or “principal,” when used with respect to a Note, will have the meaning set forth in Section 2.05(C); and

(K) the term “interest,” when used with respect to a Note, includes any Cash Interest, Default Interest, Additional Interest and Special Interest, unless the context requires otherwise.

Article 2. The Notes

Section 2.01. Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Certificate representing any Note(s) will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in whole numbers of Notes. For these purposes, (A) one (1) Note refers to a Note having an initial principal amount as provided in Section 2.05(C); and (B) for the avoidance of doubt, the principal amount of each Note is subject to adjustment pursuant to Sections 2.05(B) and 5.03 (B)(i)

Each Certificate representing any Note(s) will bear a unique registration number that is not affixed to any other Certificate representing another outstanding Note.

The terms contained in the Certificates representing the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of the Certificate representing any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Notwithstanding anything to the contrary in this Indenture, any Note or the Purchase Agreement, no Certificate shall consist of a Physical Certificate (other than a Global Certificate) and no Note shall be represented by a Physical Certificate (other than a Global Certificate) and not in limitation but in furtherance thereof, any provision herein providing for, or relating to, Physical Certificates (other than Global Certificates) or Physical Notes (other than Physical Notes represented by Global Certificates) shall not be given any force or effect.

Section 2.02. Execution, Authentication and Delivery.

(A) Due Execution by the Company. At least one (1) duly authorized Officer will sign each Certificate representing any Note(s) on behalf of the Company by manual, electronic (other than for a Physical Certificate) or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on the Certificate representing such Note to hold, at the time such Certificate is authenticated, the same or any other office at the Company.

(B) Authentication by the Trustee and Delivery.

(i) No Note will be valid until the Certificate representing such Note is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication contained in the Certificate representing such Note.

(ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of the Certificate representing any Note(s) only if (1) the Company delivers such Certificate to the Trustee; (2) such Certificate is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Certificate; and (b) sets forth the name of the Holder of such Note(s) and the date as of which such Note(s) are to be authenticated. If such Company Order also requests the Trustee to deliver such Note(s) to any Holder or to the Depositary, then the Trustee will promptly deliver such Note(s) in accordance with such Company Order.

(iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate any Certificate. A duly appointed authenticating agent may authenticate any Certificate whenever the Trustee may do so under this Indenture, and a Certificate authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake.

Section 2.03. Initial Notes and Additional Notes.

(A) Initial Notes. On the Issue Date, there will be originally issued $401,000,000 aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B) Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the initial principal amount, the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that (i) if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with other Notes issued under this Indenture for purposes of federal income tax or federal securities laws or, if applicable, the Depositary Procedures, then such additional or resold Notes will be identified by a separate CUSIP number or by no CUSIP number; and (ii) all such additional Notes must, upon their original issuance, have the same principal amount, per Note, as the other Notes outstanding at the time such additional Notes are originally issued.

Section 2.04. Method of Payment.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal, Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date, Optional Repurchase on an Optional Repurchase Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest (other than in respect of interest consisting of PIK Interest, which PIK Interest shall be paid in accordance with Section 2.05(B)(ii)) on, any Acceleration Premium for, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal, Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date, Optional Repurchase on an Optional Repurchase Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest (other than in respect of interest consisting of PIK Interest, which PIK Interest shall be paid in accordance with Section 2.05(B)(ii)) on, any Acceleration Premium for, and any cash Conversion Consideration for, any Physical Note(s) represented by any Physical Certificate no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of all Physical Note(s) represented by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment for all such Physical Note(s) by wire transfer to a single account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note(s) entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. Accrual and Payment of Interest; Principal Amount; Defaulted Amounts; When Payment Date is Not a Business Day.

(A) Accrual of Interest. Each Note will accrue interest at a rate per annum equal to three and three-quarters of a percent (3.75%) (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the Certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 2.05(B), 4.02(D), 4.03(C), 4.04(F) and 5.02(D) (but without duplication of any payment of interest), payable quarterly in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the Certificate representing such Note, which interest will, in the case of Additional Interest, Special Interest or Cash Interest, if any, be paid to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve (12) thirty (30)-day months. For each day on which any such interest accrues on any Note, such interest will accrue on the principal amount of such Note as of immediately after the Close of Business on such day.

(B) Method of Payment of Interest.

(i) Generally. All Additional Interest and Special Interest, if any, that has accrued on any Note will be paid in cash. The Company shall notify the Holders and the Trustee on the first day of each Interest Period whether it elects to pay Stated Interest in cash (“Cash Interest”) or in-kind by adding to the principal amount of each Note in the manner set forth in Section 2.05(B)(ii) (“PIK Interest”) for such Interest Period; provided that (1) if the Company does not so timely elect the form of interest payment, then the Company will be deemed to have selected PIK Interest (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default) and (2) the Company shall be deemed to have elected to pay interest that accrues from the Issue Date to the first Interest Payment Date in the form of PIK Interest. The Company agrees to deliver a Company Order no later than five (5) Business Days prior to each Interest Payment Date with respect to which the Company has elected to pay Cash Interest stating the amount of accrued and unpaid Cash Interest payable on each Note for the applicable Interest Period to the nearest cent (with half of one cent rounded upward), together with all other information requested by the Depositary, the Trustee or any Holder in order to allocate such payment.

(ii) PIK Interest. Any PIK Interest on the Notes will be payable to Holders by its addition to the principal amount of each Note in the manner provided in the next sentence. Subject to Section 5.03(B)(i), effective immediately before the Close of Business on each Interest Payment Date, the principal amount of each Note then outstanding will be deemed to be increased by the amount of accrued and unpaid PIK Interest on such Note for the applicable Interest Period to the nearest cent (with half of one cent rounded upward), and the Trustee will, upon receipt of a Company Order, record such increase in principal amount.

(iii) Construction. Any PIK Interest the amount of which is added to the principal amount of the Notes pursuant to Section 2.05(B)(ii) will be deemed to be “paid” on the Notes for all purposes of this Indenture.

(C) Principal Amount; Calculations. As of the time of original issuance of any Note, such note will have a principal amount equal to the Initial Principal Amount of such Note; provided, however, that the principal amount of each Note is subject to adjustment pursuant to Sections 2.05(B) and 5.03(B)(i). All adjustments to the principal amount of any Note will be made to the nearest cent (with half of one cent rounded upward). Whenever this Indenture refers to the principal amount of any Note as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the principal amount of such Note immediately after the Close of Business on such date. For the avoidance of doubt, the principal amount of any Note that is payable on the Maturity Date will be the principal amount of such Note immediately after the Close of Business on the Maturity Date.

(D) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid in cash on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(E) Delay of Payment when Payment Date is Not a Business Day. If the due date for a cash payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06. Registrar, Paying Agent and Conversion Agent.

(A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Company and the Trustee. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 2.06(A), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder (including the principal amount of each Note) and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. This Section 2.06(B) and the registration requirement provided for in this Indenture are intended to be construed, and will be construed, such that the Notes are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or any other successor provision of such regulations).

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent and designates the corporate trust offices of the Trustee in the United States as the offices for the same.

Section 2.07. Paying Agent and Conversion Agent to Hold Property in Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case, for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (x) or (xi) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08. Holder Lists.

If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09. Legends.

(A) Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Certificate).

(B) Non Affiliate Legend. Each Certificate will bear the Non-Affiliate Legend.

(C) OID Legend. Each Certificate will bear the OID Legend.

(D) Restricted Note Legend. Subject to Section 2.12,

(i) each Certificate representing any Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, or in substitution of, another Note or is issued in connection with the conversion of another Note represented by the same Certificate (such other Note being referred to as the “old Note” for purposes of this Section 2.09(D)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then the Certificate representing such Note will bear the Restricted Note Legend if the Certificate representing such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(E) Other Legends. A Certificate representing any Note(s) may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note(s) are traded or quoted.

(F) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note represented by a Certificate bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(G) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(G), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the

Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10. Transfers and Exchanges; Certain Transfer Restrictions.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Generally. Subject to this Section 2.10, Notes represented by a Physical Certificate, and beneficial interests in a Global Certificate representing any Notes, may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register (except, in the case of a Global Certificate, the Registrar will not be obligated to record any transfer or exchange in any beneficial interest in any of the Notes represented by such Global Certificate that does not change the registered Holder thereof).

(ii) Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note.

(iii) No Services Charge; Transfer Taxes. None of the Company, the Guarantors, the Trustee or the Note Agents may impose any service charge on any Holder for any transfer, exchange or conversion of Notes; provided, however, that the Company, the Guarantors, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes (for the avoidance of doubt, in the case of conversions, solely to the extent specified by Section 5.02(E)), other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv) No Transfers or Exchanges of Fractional Notes. Notwithstanding anything to the contrary in this Indenture or the Notes, all transfers or exchanges of Notes must be in an amount representing a whole number of Notes and no fractional Note may be transferred or exchanged.

(v) Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi) Legends. Each Certificate representing any Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii) Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to the Certificate representing such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(ix) Neither the Trustee nor any Note Agent will have any responsibility for any action taken or not taken by the Depositary.

(B) Transfers and Exchanges of Global Notes.

(i) Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Certificate representing any Note(s) will be exchanged, pursuant to customary procedures, for one or more Physical Certificates representing such Note(s) if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Certificate or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Certificate, to exchange such Global Certificate or beneficial interest, as applicable, for one or more Physical Certificates; or

(3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Certificate for one or more Physical Certificates at the request of the owner of such beneficial interest.

(ii) Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note(s) represented by a Global Certificate:

(1) the Trustee will reflect any resulting decrease of the number of Notes represented by such Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if such notation results in such Global Certificate representing zero number of Notes, then the Company may (but is not required to) instruct the Trustee to cancel such Global Certificate pursuant to Section 2.15);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the number of Notes represented by any other Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such other Global Certificate;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, a new Global Certificate bearing each legend, if any, required by Section 2.09; and

(4) if the Note(s) represented by such Global Certificate, or any beneficial interest therein, are to be exchanged for Note(s) represented by one or more Physical Certificates, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, one or more Physical Certificates that (x) each represent a whole number of Notes and, in the aggregate, represent a total number of Notes equal to the number of Notes represented by such Global Certificate that are to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii) Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Certificate will be made in accordance with the Depositary Procedures.

(C) Transfers and Exchanges of Physical Notes.

(i) Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of any Note(s) represented by a Physical Certificate may (x) transfer any whole number of such Note(s) to one or more other Person(s); (y) exchange any whole number of such Note(s) for an equal number of Note(s) represented by one or more other Physical Certificates; and (z) if then permitted by the Depositary Procedures, transfer any whole number of such Note(s) in exchange for a beneficial interest in the same number of Note(s) represented by one or more Global Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Certificate representing the Note(s) to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii) Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any whole number of a

Holder’s Note(s) represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 2.10(C)(ii)):

(1) such old Physical Certificate will be promptly cancelled pursuant to Section 2.15;

(2) if less than all of the Notes represented by such old Physical Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, one or more Physical Certificates that (x) each represent a whole number of Notes and, in the aggregate, represent a total number of Notes equal to the number of Notes represented by such old Physical Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in the Note(s) to be so transferred in the form of one or more Global Certificates, the Trustee will reflect an increase in the number of Notes represented by one or more existing Global Certificates by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate(s), which increase(s) are each in whole numbers of Notes and aggregate to the total number of Note(s) to be so transferred, and which Global Certificate(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Certificates (whether because no Global Certificates bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Certificates representing a number of Notes exceeding the maximum permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, one or more Global Certificates that (x) each represent a whole number of Notes and, in the aggregate, represent a total number of Notes equal to the number of Notes that are to be so transferred but that are not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and

(b) to a transferee that will hold its interest in the Note(s) to be so transferred in the form of one or more Physical Certificates, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, one or more Physical Certificates that (x) each represent a whole number of Notes and, in the aggregate, represent a total number of Notes equal to the number of Notes to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, one or more Physical Certificates that (x) each represent a whole number of

Notes and, in the aggregate, represent a total number of Notes equal to the number of Notes to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that is represented by a Certificate that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,

then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Guarantors, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Guarantors, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that (1) if neither the Company nor the Underlying Issuer is a Rule 144(i) Issuer, then no such certificates, documentation or evidence need be so delivered on or after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act; (2) if the Company (or the Underlying Issuer) is a Rule 144(i) Issuer, then, without limiting Section 2.10(E), no such certificates, documentation or evidence (other than a written request in the form contemplated by Section 2.10(E)) need be so delivered with respect to any transfer pursuant to Rule 144 on or and after the later of (A) the Public Company Date and (B) the date that is six (6) months after the Last Original Issue Date of such Note if the requirements of Rule 144(c) and (i) are then satisfied with respect to the Company; and (3) notwithstanding anything to the contrary in this Section 2.10(D), before the Public Company Date, the Company will not be required pursuant to this Section 2.10(D) to cause any Note to be identified by an “unrestricted” CUSIP number or to remove a Restricted Note Legend from the Certificate representing any Note if such Note constitutes a “restricted security” within the meaning of Rule 144.

(E) Certain De-Legending Procedures. If a Holder of any Note or share of Common Stock issued upon conversion of any Note, or an owner of a beneficial interest in any Global Note, or in a global certificate representing any share of Common Stock issued upon conversion of any Note, transfers such Note or share in compliance with Rule 144 and delivers to the Company a written request in customary form (including a certification that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company) to reissue the Certificate(s) or certificate(s) representing such Note or share without a Restricted Note Legend or Restricted Stock Legend, as applicable, then the Company will use its commercially reasonable efforts to cause the same to occur (and, if applicable, cause such Note or share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary)

within five (5) Trading Days; provided, however, this Section 2.10(E) will not apply from and after the Public Company Date unless the Company (or the Underlying Issuer) is a Rule 144(i) Issuer.

(F) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Guarantors, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion; (ii) is subject to a Fundamental Change Repurchase Notice or Optional Repurchase Election Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F) or 4.03(E), respectively, except to the extent that the Company fails to pay the applicable Fundamental Change Repurchase Price or Optional Repurchase Price, as applicable, when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the applicable Redemption Price when due.

Section 2.11. Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption.

(A) Conversions of Less than All Physical Notes Represented by a Certificate; Repurchases of Less than All Physical Notes Represented by a Certificate Pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption. If less than all of the Physical Notes of a Holder represented by a Certificate are to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Certificate to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Certificates that each represent a whole number of Notes and, in the aggregate, represent a total number of Notes equal to the number of Notes represented by such surrendered Certificate not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (ii) a Physical Certificate representing the total number of Notes represented by such surrendered Certificate that are to be so converted or repurchased, as applicable, which Notes will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Certificate referred to in this clause (ii) need not be issued at any time after which such Notes subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption.

(i) Physical Notes. If any Physical Note(s) of a Holder represented by a Certificate are to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, promptly after the later of the time such Physical Note(s) are deemed to cease to be outstanding pursuant to Section 2.18 and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (1) such Certificate will be cancelled pursuant to Section 2.15; and (2) in the event that less than all of the Physical Notes represented by such Certificate are to be so converted or repurchased, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case, in accordance with Section 2.02, one or more Physical Certificates that (x) each represent a whole number of Notes and, in the aggregate, represent a total number of Notes equal to the number of Notes represented by such surrendered Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes. If any Global Note(s) represented by a Certificate are to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, promptly after the time such Global Note(s) are deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the number of Notes represented by such Certificate in an amount equal to the number of such Global Note(s) to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Certificate (and, if such notation results in such Certificate representing zero number of Notes, cancel such Certificate pursuant to Section 2.15).

Section 2.12. Removal of Transfer Restrictions.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), if the Company is not a Rule 144(i) Issuer, then the Restricted Note Legend affixed to any Certificate representing any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice (which will be at the Company’s option in its sole discretion), signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the Certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will use its reasonable efforts to effect such exchange or procedure as soon as practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13. Replacement Notes.

If a Holder of any Note claims that the Certificate representing such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, a replacement Certificate upon surrender to the Trustee of such mutilated Certificate, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, whether or not the lost, destroyed or wrongfully taken Note will at any time be enforceable by anyone.

Section 2.14. Registered Holders; Certain Rights with Respect to Global Notes.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Guarantors, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15. Cancellation.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16. Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required number of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.17. Temporary Notes.

Until definitive Certificates are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, temporary Certificates. Temporary Certificates will be substantially in the form of definitive Certificates but may have variations that the Company considers appropriate for temporary Certificates. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, definitive Certificates in exchange for temporary Certificates. Until so exchanged, each Note represented by a temporary Certificate will in all respects be entitled to the same benefits under this Indenture as a Note represented by a definitive Certificate.

Section 2.18. Outstanding Notes.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a number of outstanding Notes of zero (0) by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of the Global Certificate representing such Notes; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date, Optional Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price, Optional Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(C), 4.04(F) or 5.02(D); and (ii) the rights of the Holders of such Notes, as such, will terminate with respect to such Notes, other than the right to receive the Redemption Price, Fundamental Change Repurchase Price, Optional Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes, in each case, as provided in this Indenture.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note to be converted, such Note will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E) Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(C), 4.04(F) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. Repurchases by the Company.

Without limiting the generality of Section 2.15, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.20. CUSIP and ISIN Numbers.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. Covenants

Section 3.01. Payment on Notes.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price for, interest on, any Acceleration Premium for, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B) Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02. Exchange Act Reports.

(A) Generally. Commencing on the Public Company Date, the Company will send to the Trustee copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form), if any, that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the

EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence. For the avoidance of doubt, during all periods prior to the Public Company Date, nothing in this Section 3.02(A) will require the Company to prepare or send any reports that the Company would have been required to file with the SEC pursuant to such Sections of the Exchange Act during such periods.

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee may conclusively rely on Officer’s Certificates).

Section 3.03. Rule 144A Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, upon written request of any Holder or any beneficial owner, to such Holder, such beneficial owner or any prospective purchaser of such Notes or shares identified by such Holder or beneficial owner, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares by such Holder or such beneficial owner pursuant to Rule 144A.

Section 3.04. Additional Interest.

(A) Accrual of Additional Interest. Additional Interest will accrue on a Note on each day (such day being referred to as the “reference day” for purposes of this Section 3.04(A)), if any, on which all of the conditions set forth in clauses (i), (ii), (iii) and (iv) below are satisfied:

(i) either of the following conditions is satisfied:

(1) (a) such reference day occurs on or after the date that is six (6) months after the Last Original Issue Date of such Note; and (b) the Company is, as of such reference day, and has been for a period of at least ninety (90) days immediately preceding such reference day, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or

(2) such reference day occurs on or after the date that is one (1) year after the Last Original Issue Date of such Note;

(ii) as of such reference day, either:

(1) the Company is not a Rule 144(i) Issuer; or

(2) a period of at least one (1) year has lapsed from the date on which the Company filed (or, if earlier, was required to file) “Form 10 information” with the SEC within the meaning of Rule 144(i)(2); and

(iii) any one or more of the following conditions is satisfied:

(1) (a) such reference day occurs before the date that is one (1) year after the Last Original Issue Date of such Note; (b) the Company is, as of such reference day, and has been for a period of at least ninety (90) days immediately preceding such reference day, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and (c) the Company has not satisfied the reporting conditions set forth in Rule 144(c)(1) as of such reference day;

(2) as of such reference day, the Company is a Rule 144(i) Issuer and has not satisfied the reporting conditions set forth in Rule 144(i)(2) under the Securities Act (including, for the avoidance of doubt, the requirement for current Form 10 information); or

(3) such Note is not otherwise Freely Tradable as of such reference day; and

(iv) such reference day occurs after the Public Company Date.

(B) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one-quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one-half of one percent (0.50%) of the principal amount thereof; provided, however, that (i) in no event will Additional Interest, together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds one percent (1.00%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note; and (ii) Additional Interest will be payable solely in cash.

(C) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(D) Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05. Compliance and Default Certificates.

(A) Annual Compliance Certificate. Within ninety (90) days after the last day of each fiscal year of the Company, beginning with the first such fiscal year ending after the date of this Indenture, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto) except for any Default or Event of Default that has been cured.

(B) Default Certificate. If a Default or Event of Default occurs, then the Company will, (x) within thirty (30) days of or, (y) in the case of a Default or Event of Default under Section 7.01(A)(xii) or (xiii), immediately after obtaining actual knowledge thereof, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company is not required to deliver such Officer’s Certificate if such Default or Event of Default has been cured.

Section 3.06. Taxes.

The Company shall pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, other than any such tax, assessment or governmental charge that is being contested in good faith by appropriate negotiations or proceedings for which adequate reserves are being maintained, to the extent required by GAAP, or with respect to which the failure to make payment or discharge could not reasonably be expected to have a material adverse effect to the Holders of the Notes as determined in good faith by the Board of Directors.

Section 3.07. Additional Amounts.

(A) Requirement to Pay Additional Amounts. All payments and deliveries made by, or on behalf of, any Guarantor that is a Foreign Subsidiary under or with respect to the Notes (including payment of the principal of, or the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price for, or any interest on, or the delivery of any Conversion Consideration due upon conversion of, any Note, and including any payments or deliveries pursuant to any Guarantee) will be made without withholding or deduction for, or on account of, any present or future Taxes, unless such withholding or deduction is required by law or regulation or by governmental policy having the force of law. If, with respect to any such Guarantor, any Taxes levied by or on behalf of any jurisdiction (or any political subdivision or taxing authority thereof or therein), other than the United States or any political subdivision or taxing authority thereof or therein, in which such Guarantor or any Successor Guarantor Entity of such Guarantor, in each case, by or on behalf of which a payment or delivery is actually made under or with respect to the Notes or any Guarantee (each, a “Payor”) is, for tax purposes, incorporated, organized, resident or doing business, or through which payment or delivery is made or deemed to be made by or on behalf of such Payor (each such jurisdiction, subdivision or authority, as applicable, a

“Relevant Taxing Jurisdiction”) are required to be withheld or deducted from any payments or deliveries made by or on behalf of such Payor under or with respect to the Notes or any Guarantee, then, subject to Section 4.04(C)(ii), the applicable Payor will pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner of such Note after such withholding or deduction (and after withholding or deducting any Taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided, however, that such obligation to pay Additional Amounts will not apply to:

(i) any Tax that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) of such Note and the Relevant Taxing Jurisdiction (other than merely holding or being a beneficial owner of such Note or the receipt or enforcement of payments or deliveries under such Note or Guarantee), including such Holder or beneficial owner being or having been a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having had a permanent establishment, in, such Relevant Taxing Jurisdiction;

(2) in cases where presentation of such Note is required to receive such payment or delivery, the presentation of such Note after a period of thirty (30) days after the later of (x) the date on which such payment or delivery became due and payable or deliverable, as applicable, pursuant to the terms of this Indenture and (y) the date such payment or delivery was made or duly provided for, except, in each case, to the extent that such Holder or beneficial owner would have been entitled to Additional Amounts if it presented such Note for payment or delivery, as applicable, at the end of such thirty (30) day period; or

(3) the failure of such Holder or beneficial owner to comply with a timely written request from such Guarantor or Successor Guarantor Entity, addressed to such Holder or beneficial owner, to (x) provide certification, information, documentation or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with such Relevant Taxing Jurisdiction; or (y) make any declaration or satisfy any other reporting requirement relating to such matters, in each case, if and to the extent that such Holder or beneficial owner is legally entitled without material burden to comply with such request and due and timely compliance with such request is required by statute, regulation or administrative practice of such Relevant Taxing Jurisdiction in order to reduce or eliminate such withholding or deduction;

(ii) any estate, inheritance, gift, sale, transfer, excise tax imposed upon transfer of the Notes, personal property or similar Tax;

(iii) any Tax that is payable other than by withholding or deduction from payments or deliveries under or with respect to the Notes or any Guarantee;

(iv) any withholding or deduction required by (x) Sections 1471 through 1474 of the Internal Revenue Code, or any amended or successor version of such Sections, and any current or future U.S. Treasury Regulations or rulings promulgated thereunder or official interpretations thereof (“FATCA”); (y) any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or any inter-governmental agreement between the United States and any other non-U.S. jurisdiction to implement FATCA or any similar law, regulation or other official guidance enacted by such other jurisdiction to give effect to such agreement; or (z) any agreement with the U.S. Internal Revenue Service pursuant to Section 1471(b)(1) of the Internal Revenue Code;

(v) any tax imposed in connection with a note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner of any Note who would have been able to avoid such tax, assessment or governmental charge by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;

(vi) any taxes imposed on or with respect to any payment by such Guarantor to such Holder if such Holder is a fiduciary, partnership or person other than the sole beneficial owner of such payment, to the extent that such payment would be required, under the laws of such Relevant Taxing Jurisdiction, to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary, a partner or member of such partnership, or a beneficial owner, who would not have been entitled to such Additional Amounts had such beneficiary, settlor, partner, member or beneficial owner been the Holder thereof;

(vii) for the avoidance of doubt, any withholding Tax imposed by the United States, any state thereof or the District of Columbia; or

(viii) any combination of items referred to in the preceding clauses (i) through (vii), inclusive, above.

(B) Indemnification for Transfer Taxes. The Payors will pay and indemnify each Holder and beneficial owner for any present or future stamp, issue, registration, transfer, court, documentary, excise or property Taxes (“Transfer Taxes”) levied by any Relevant Taxing Jurisdiction in connection with the execution, delivery, registration, issuance or enforcement of any of the Notes or the receipt of any payments or deliveries with respect to the Notes; provided, however, that, with respect to any such taxes attributable to the receipt of any payments or deliveries with respect to the Notes, Transfer Taxes will not include those excluded under any combination of clauses (i), (ii), (iv), (v), (vi) and (vii) of Section 3.07(A).

(C) Special Provision Regarding Interest. For the avoidance of doubt, if any Note is called for a Tax Redemption and the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then the Payor’s obligation to pay Additional Amounts will apply to the interest payment due on such Note on such Interest Payment Date unless such Note is subject to a Tax Redemption Opt-Out Election Notice.

(D) Tax Receipts. The Payor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. If a Payor is required to make any deduction or withholding from any payments or deliveries with respect to the Notes or any Guarantee, then (i) the Payor will use commercially reasonable efforts to deliver to the Trustee official tax receipts (or, if, after expending such commercially reasonable efforts, the Payor is unable to obtain such receipts, other evidence of payments) evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted; and (ii) the Trustee will provide a copy of such receipts or evidence, as applicable, to any Holder or beneficial owner of any Notes upon request.

(E) Officer’s Certificate. If a Payor becomes obligated to pay Additional Amounts, the Payor shall deliver to the Trustee on a date at least thirty (30) days prior to the date of payment (unless the obligation to pay Additional Amounts arises after the thirtieth (30th) day prior to that payment date, in which case the Payor shall notify the trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(F) Interpretation of Indenture and Notes. All references in this Indenture or the Notes to any payment on, or delivery with respect to, the Notes (including payment of the principal of, or the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price for, or any interest on, or the delivery of any Conversion Consideration due upon conversion of, any Note, and including any payments or deliveries pursuant to any Guarantee) will, to the extent that Additional Amounts are payable in respect thereof, be deemed to include the payment of such Additional Amounts.

(G) Survival of Obligations. The obligations set forth in this Section 3.06 will survive any termination, defeasance or discharge of this Indenture and any transfer of Notes by a Holder or beneficial owner thereof (or, in the case of a Global Note, a holder of a beneficial interest therein).

Section 3.08. Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.09. Acquisition of Notes by the Company and its Affiliates.

Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.10. Covenant Relating to Certain Events During the Valuation Period for a Direct Listing.

Without limiting the generality of Section 5.05(H), if there occurs a Qualified Initial Public Offering that is a Qualified Direct Listing, then the Company will not voluntarily engage in any transaction or take any other voluntary action that would result in any of the following events occurring during the period of fifteen (15) consecutive VWAP Trading Days referred to in clause (B) of the definition of Qualified Initial Public Offering Reference Price: (A) the Ex-Dividend Date, effective date or Expiration Date of any event described in Section 5.05(A); or (B) the effective date of a Fundamental Change or Common Stock Change Event.

Article 4. Repurchase and Redemption

Section 4.01. No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase all or any whole number of such Holder’s Notes on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including a rescission as a result of the payment of the related Fundamental Change Repurchase Price, and any related cash interest pursuant to the second sentence of Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be as follows: (i) in the case of a Fundamental Change pursuant to clause (C) or (D) of the definition of such term, a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E); and (ii) in all other cases, the Business Day immediately before the effective date of such Fundamental Change.

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (x) the Target Return Repurchase Amount for such Note on the related Fundamental Change Repurchase Date (calculated using the Target Return Multiple applicable to a Repurchase Upon Fundamental Change on such Fundamental Change Repurchase Date); and (y) the Par and Unpaid Interest Amount for such Note on such Fundamental Change Repurchase Date. If such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, and any accrued and unpaid Cash Interest, Additional Interest or Special Interest exists on such Note as of such Regular Record Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid Cash Interest, Additional Interest or Special Interest, as applicable, that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date), provided, that nothing in this sentence will be construed to require the accrual of Additional Interest or Special Interest on any day when the conditions for such accrual set forth in Section 3.04 or Section 7.03, as applicable, have not been satisfied.

(E) Fundamental Change Notice. The Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of each Fundamental Change (a “Fundamental Change Notice”) no later than the date on which the related notice of such Fundamental Change pursuant to Section 5.01(C)(i)(3) is due.

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of any interest payment payable pursuant to the second sentence of Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) (1) the principal amount of each Note and the Conversion Rate in effect on the date of such Fundamental Change Notice; and (2) a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change;

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any Notes represented by a Certificate must state:

(1) if such Certificate is a Physical Certificate, the certificate number of such Certificate;

(2) the number of Notes represented by such Certificate that are to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such Notes;

provided, however, that if such Certificate is a Global Certificate, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any Note(s) represented by a Certificate may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Certificate is a Physical Certificate, the certificate number of such Certificate;

(2) the number of Notes represented by such Certificate that are to be withdrawn, which must be a whole number; and

(3) the number of Notes represented by such Certificate, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number;

provided, however, that if such Certificate is a Global Certificate, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to any Note, the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if the Certificate representing such Note is surrendered to the Paying Agent, cause such Certificate (or one or more replacement Certificates in accordance with Section 2.11, treating such Certificate as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Certificate, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Certificate in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) the Certificate representing such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable in cash pursuant to the second sentence of Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such sentence regardless of whether the Certificate representing such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a payment of a lesser amount as a result of taxes than such owner would have received had the Company repurchased such Note.

(I) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Common Stock Change Event that constitutes a Fundamental Change pursuant to clause (B)(ii) of the definition thereof (regardless of whether such Common Stock Change Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if (i) the Reference Property of such Common Stock Change Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A), into consideration that consists solely of U.S. dollars in an amount per Note that equals or exceeds the Fundamental Change Repurchase Price per Note (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3) and includes, in such notice, a statement that the Company is relying on this Section 4.02(I).

(J) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(K) Partial Repurchases Prohibited. Notes may be repurchased pursuant to this Section 4.02 only in whole numbers of Notes.

(L) Right to Convert Not Affected. For the avoidance of doubt, a Repurchase Upon Fundamental Change will not affect any Holder’s or beneficial owner’s right to convert any Notes (and the relevant Payor’s obligation, if the Conversion Date for such conversion occurs before the applicable Fundamental Change Repurchase Date, to pay any Additional Amounts with respect to such conversion).

Section 4.03. Right of Holders to Require the Company to Repurchase Notes on the Optional Repurchase Dates.

(A) Right of Holders to Require the Company to Repurchase Notes on each Optional Repurchase Date. Subject to the terms of this Section 4.03, each Holder will have the right (the “Optional Repurchase Right”) at any time following the Optional Repurchase Trigger Date to require the Company to (i) make an offer to repurchase (an “Optional Repurchase Offer”) all or any whole number of such Holder’s Notes on the Optional Repurchase Date relating to the exercise by such Holder of the Optional Repurchase Right for a cash repurchase price equal to the Optional Repurchase Amount and (ii) repurchase all such Notes validly tendered and not withdrawn in connection with such Optional Repurchase Offer on such Optional Repurchase Date.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before an Optional Repurchase Date (including a rescission as a result of the payment of the related Optional Repurchase Price, and any related interest pursuant to the second sentence of Section 4.03(C), on such Optional Repurchase Date), then (i) the Company may not repurchase any Notes otherwise subject to Optional Repurchase on such Optional Repurchase Date pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Optional Repurchase to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Optional Repurchase Price. The Optional Repurchase Price for any Note to be repurchased on any Optional Repurchase Date pursuant to an Optional Repurchase is an amount in cash equal to the sum of (x) the Par and Unpaid Interest Amount for such Note on such Optional Repurchase Date; and (y) the Optional Repurchase Fee applicable to such Note and such Optional Repurchase. If such Optional Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, and any accrued and unpaid Cash Interest, Additional Interest or Special Interest exists on such Note as of such Regular Record Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Optional Repurchase, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid Cash Interest, Additional Interest or Special Interest, as applicable, that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Optional Repurchase Date is before such Interest Payment Date, provided, that nothing in this sentence will be construed to require the accrual of Additional Interest or Special Interest on any day when the conditions for such accrual set forth in Section 3.04 or Section 7.03, as applicable, have not been satisfied).

(D) Optional Repurchase Trigger Date Notice. At least one (1) Business Day before the earlier of (x) the date that is the fourth (4th) annual anniversary of the Issue Date and (ii) the date that is third (3rd) annual anniversary of a Qualified Institutional Public Offering Effective Date (such earlier date, the “Optional Repurchase Trigger Date”), the Company will send a notice (the “Optional Repurchase Trigger Date Notice”) to each Holder and the Trustee specifying the date on which the Optional Repurchase Trigger Date will occur. On any day following such Optional Repurchase Trigger Date but prior to the ninety-first (91st calendar day prior to the Maturity Date, each Holder may, by delivery of written notice to the Company, request in writing that the Company make an Optional Repurchase Offer (such request, an “Optional Repurchase Trigger Demand”), and the Company will, on or prior to the twenty-first (21st) Business Day preceding the Optional Repurchase Date for the related Optional Repurchase Offer, send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of the Optional Repurchase Offer (an “Optional Repurchase Offer Notice”); provided that, if the Company has received an Optional Repurchase Trigger Demand from any Holder and also subsequently receives one or more other Optional Repurchase Trigger Demands on or prior to the Optional Repurchase Date specified in such Optional Repurchase Offer Notice, each such other Optional Repurchase Trigger Demand shall be disregarded by the Company for purposes of this Section 4.03(D).

Each such Optional Repurchase Offer Notice must state:

(i) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.03, including the procedures for submitting and withdrawing an Optional Repurchase Election Notice;

(ii) the Optional Repurchase Date for such Optional Repurchase Offer, which shall be a Business Day of the Company’s choosing that is a Business Day that is the earlier of the date that is (x) the ninetieth (90th) calendar day after the date on which the Company received the Optional Repurchase Trigger Demand that gave rise to the obligation of the Company to make such Optional Repurchase Offer and (y) the Business Day immediately preceding the Maturity Date;

(iii) the Optional Repurchase Price for such Optional Repurchase Offer (and, if such Optional Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of any interest payment payable pursuant to the second sentence of Section 4.03(C));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) the principal amount of each Note and Conversion Rate in effect on the date of such Optional Repurchase Offer Notice;

(vi) that Notes for which an Optional Repurchase Election Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Optional Repurchase Price;

(vii) that Notes that are subject to an Optional Repurchase Election Notice that has been duly tendered may be converted (if otherwise then convertible pursuant to Article

5) only if such Optional Repurchase Election Notice is withdrawn in accordance with this Indenture; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver notice that the Optional Repurchase Trigger Date will occur pursuant to Section 4.03(A) or an Optional Repurchase Offer Notice nor any defect in an Optional Repurchase Offer Notice will limit the Optional Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Optional Repurchase.

(E) Procedures to Exercise the Optional Repurchase Right.

(i) Delivery of Optional Repurchase Election Notice and Notes to Be Repurchased. To exercise its Optional Repurchase Right for a Note, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Optional Repurchase Date (or such later time as may be required by law), a duly completed, written Optional Repurchase Election Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Optional Repurchase Election Notice that it receives.

(ii) Contents of Optional Repurchase Election Notices. Each Optional Repurchase Election Notice with respect to any Notes represented by a Certificate must state:

(1) if such Certificate is a Physical Certificate, the certificate number of such Certificate;

(2) the number of Notes represented by such Certificate that are to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Optional Repurchase Right with respect to such Notes;

provided, however, that if such Certificate is a Global Certificate, then such Optional Repurchase Election Notice must comply with the Depositary Procedures (and any such Optional Repurchase Election Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(E)).

(iii) Withdrawal of Optional Repurchase Election Notice. A Holder that has delivered an Optional Repurchase Election Notice for an Optional Repurchase Date with respect to any Note(s) represented by a Certificate may withdraw such Optional Repurchase Election Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before such Optional Repurchase Date. Such withdrawal notice must state:

(1) if such Certificate is a Physical Certificate, the certificate number of such Certificate;

(2) the number of Notes represented by such Certificate that are to be withdrawn, which must be a whole number; and

(3) the number of Notes represented by such Certificate, if any, that remain subject to such Optional Repurchase Election Notice, which must be a whole number;

provided, however, that if such Certificate is a Global Certificate, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(E)).

Upon receipt of any such withdrawal notice with respect to any Note, the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if the Certificate representing such Note is surrendered to the Paying Agent, cause such Certificate (or one or more replacement Certificates in accordance with Section 2.11, treating such Certificate as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Certificate, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Certificate in accordance with the Depositary Procedures).

(iv) No Optional Repurchase of Notes Subject to a Fundamental Change Repurchase Notice. Notwithstanding anything to the contrary in this Section 4.03(E), no Optional Repurchase Election Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 4.03 if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) and not validly withdrawn in accordance with Section 4.02(F).

(F) Payment of the Optional Repurchase Price. Without limiting the Company’s obligation to deposit the Optional Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Optional Repurchase Price for a Note to be repurchased pursuant to an Optional Repurchase to be paid to the Holder thereof on or before the later of (i) the applicable Optional Repurchase Date; and (ii) the date (x) the Certificate representing such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such

Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable in cash pursuant to the second sentence of Section 4.03(C) on any Note to be repurchased pursuant to an Optional Repurchase must be paid pursuant to such proviso regardless of whether the Certificate representing such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.03(F).

(G) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.03, the Company will be deemed to satisfy its obligations under this Section 4.03 if (i) one or more third parties conduct an Optional Repurchase and related offer to repurchase Notes otherwise required by this Section 4.03 in a manner that would have satisfied the requirements of this Section 4.03 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a payment of a lesser amount as a result of taxes than such owner would have received had the Company repurchased such Note.

(H) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with an Optional Repurchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Optional Repurchase in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.03 conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(I) Partial Repurchases. Notes may be repurchased pursuant to this Section 4.03 only in whole numbers of Notes.

Section 4.04. Right of the Company to Redeem the Notes.

(A) No Right to Redeem Before the Redemption Trigger Date. The Company may not redeem the Notes at its option at any time before the Redemption Trigger Date, except pursuant to a Tax Redemption.

(B) Right to Redeem the Notes on or After the Redemption Trigger Date. Subject to the terms of this Section 4.04, the Company has the right, at its election, to redeem all, or any whole number, of the Notes, at any time, and from time to time, on a Redemption Date on or after the Redemption Trigger Date and on or before the fortieth (40th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (a)(i) the Last Reported Sale Price per share of Common Stock exceeds two hundred percent (200%) of the Conversion Price on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (y) the Trading Day immediately before such Redemption Notice Date or (ii) the Redemption Trigger Date is the effective date of a Fundamental Change pursuant to the proviso of the definition of “Redemption Trigger Date” herein; and (b) if the Company (or the Underlying Issuer) is a Rule 144(i) Issuer, the Liquidity Conditions have been satisfied; provided, however, that the Company will not be entitled to call less than all of the outstanding Notes for Redemption unless the excess of the principal amount of Notes outstanding as of the time the Company sends the related Redemption Notice over the aggregate principal amount of Notes set forth in such Redemption Notice as being subject to such Redemption is at least $100,000,000.

(C) Right to Redeem the Notes After a Change in Tax Law.

(i) Generally. Subject to the terms of this Section 4.04, and without limiting the Company’s right to redeem any Notes pursuant to Section 4.04(B), the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on a Redemption Date before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (1) a Payor has (or, on the next Interest Payment Date, would) become obligated to pay any Additional Amounts to Holders as a result of any Change in Tax Law; (2) the Payor cannot avoid such obligation by taking reasonable measures available to it (but only if the payment giving rise to such requirement cannot be made by another Payor without the obligation to pay Additional Amounts); and (3) the Company delivers to the Trustee (x) an Opinion of Counsel from outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction attesting to clause (1) above; and (y) an Officer’s Certificate attesting to clauses (1) and (2) above.

(ii) Tax Redemption Opt-Out Election. If the Company calls the Notes for a Tax Redemption, then, notwithstanding anything to the contrary in this Section 4.04 or in Section 3.06, each Holder or beneficial owner will have the right to elect (a “Tax Redemption Opt-Out Election”) not to have such Holder’s or beneficial owner’s Notes (or any whole number of such Holder’s or beneficial owner’s Notes) redeemed pursuant to such Tax Redemption, in which case, from and after the Redemption Date for such Tax Redemption (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, from and after such time as the Company pays such Redemption Price in full), the relevant Payor will no longer have any obligation to pay any Additional Amounts with respect to such Notes solely as a result of such Change in Tax Law, and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction’s taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided, however, that if such Holder or beneficial owner converts such Notes with a Conversion Date occurring before such Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, such Notes are submitted for conversion at any time until such time as the Company pays such Redemption Price in full, then the relevant Payor will be obligated to pay Additional Amounts, if any, with respect to such conversion).

(1) Tax Redemption Opt-Out Election Notice. To make a Tax Redemption Opt-Out Election with respect to any Note, the Holder or beneficial owner of such Note must (subject, in the case of a Global Note or any portion thereof, to the Depositary Procedures) deliver a notice (a “Tax Redemption Opt-Out Election Notice”) to the Paying Agent before the Close of Business on the Business Day immediately before the related Redemption Date, which notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; and (y) that such Holder or beneficial owner is making a Tax Redemption Opt-Out Election with respect to such Note; provided, however, that if such Note is a Global

Note, then such notice must comply with the Depositary Procedures (and any such notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.04(C)(ii)(1)).

(2) Withdrawal of Tax Redemption Opt-Out Election Notice. A Holder or beneficial owner that has delivered a Tax Redemption Opt-Out Election Notice with respect to any Note may (subject, in the case of a Global Note or any portion thereof, to the Depositary Procedures) withdraw such Tax Redemption Opt-Out Election Notice by delivering a withdrawal notice to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full), which withdrawal notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; and (y) that such Holder or beneficial owner is withdrawing the Tax Redemption Opt-Out Election with respect to such Note; provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.04(C)(ii)(2)).

(iii) Right to Convert Not Affected. For the avoidance of doubt, a Tax Redemption will not affect any Holder’s or beneficial owner’s right to convert any Notes (and the relevant Payor’s obligation, if the Conversion Date for such conversion occurs before the applicable Redemption Date, to pay any Additional Amounts with respect to such conversion).

(D) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including a rescission as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to the first sentence of Section 4.04(F), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.04; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(E) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty five (65), nor less than forty five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided, however, that if, in accordance with Section 5.03(A)(i)(4), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the Business Day immediately before the Redemption Date by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than sixty (60), nor less than twenty (20), calendar days after such Redemption Notice Date.

(F) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to (x) the principal amount of such Note as of the Redemption Date for such Redemption plus (y) accrued and unpaid interest on such Note to, but excluding, such Redemption Date; provided, however, that the following provisions will apply if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date: (i) the Redemption Price will be determined without reference to clause (y) above; (ii) if any accrued and unpaid Cash Interest, Additional Interest or Special Interest exists on such Note as of such Regular Record Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid Cash Interest, Additional Interest or Special Interest, as applicable, that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date), provided, that nothing in this clause (ii) will be construed to require the accrual of Additional Interest or Special Interest on any day when the conditions for such accrual set forth in Section 3.04 or Section 7.03, as applicable, have not been satisfied; and (iii) the amount of accrued and unpaid PIK Interest on such Note that would have been added to the principal amount of such Note on such Interest Payment Date pursuant to Section 2.05(B)(i) will, to the extent the same is not included in the principal amount of such Note on such Redemption Date, be added to the Redemption Price. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(E) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will, subject to Section 2.05(B)(i), be paid, in accordance with Section 2.05(E), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date. Notwithstanding the foregoing, during the period while the Redemption Trigger Date is the effective date of a Fundamental Change pursuant to the proviso of the definition of “Redemption Trigger Date” herein, the Redemption Price for any Note called for Redemption with a Redemption Date during such period is an amount equal to the Fundamental Change Repurchase Price as if the Redemption Date were the Fundamental Change Repurchase Date, as calculated pursuant to Section 4.02(D).

(G) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, the Trustee, the Conversion Agent and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture and, if the Company is a Rule 144(i) Issuer as of the Redemption Notice Date, stating that the Liquidity Conditions have been satisfied;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per Note for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.04(F));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) (1) the principal amount of each Note and the Conversion Rate in effect on the Redemption Notice Date for such Redemption; and (2) a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption;

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the Business Day before such Redemption Date; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Conversion Agent and the Paying Agent.

(H) Special Requirement for Notice of Tax Redemption. A Redemption Notice relating to a Tax Redemption must be sent pursuant to Section 4.04(G) no earlier than one hundred and eighty (180) calendar days before the earliest date on which the Payor would have been required to make the related payment or withholding (assuming a payment in respect of the Notes were then due), and the obligation to pay Additional Amounts must be expected to come into effect as of the date the Company sends such Redemption Notice.

(I) Selection and Conversion of Notes to Be Redeemed in Part.

(i) If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Trustee considers fair and appropriate.

(ii) If less than all of the Notes represented by a Certificate are subject to Redemption (including as a result of a Tax Redemption Opt-Out Election Notice that applies to only a portion of the Notes represented by such Certificate) and any Note(s) represented by such Certificate are converted, then the converted portion of such Certificate will be deemed to be from the portion of such Certificate that was subject to Redemption.

(J) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.04(F) on any Note subject to Redemption must be paid pursuant to such proviso.

(K) Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.04, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the forty second (42nd) Scheduled Trading Day (or, if, in accordance with Section 5.03(A)(i)(4), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after the Redemption Notice Date for such Redemption and on or before the Business Day immediately before the Redemption Date by Physical Settlement, the tenth (10th) calendar day) immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.04. The Trustee will have no obligation to make any determination in connection with the foregoing.

Article 5. Conversion

Section 5.01. Right to Convert.

(A)
Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.
(B)
Partial Conversion Prohibited. Subject to the terms of this Indenture, Notes may be converted pursuant to this Article 5 only in whole numbers of Notes. Except where the context requires otherwise, provisions of this Article 5 applying to the conversion of multiple Notes will apply to the conversion of any single or other whole number of Notes, mutatis mutandis.
(C)
When Notes May Be Converted.

(i) Generally. Subject to Section 5.01(C)(ii), a Note may be converted only in the following circumstances:

(1) Conversions Before the Qualified Initial Public Offering. A Holder may convert its Notes at any time from, and including, the date that is the second (2nd) annual anniversary of the Issue Date (or, if such date is not a Business Day, the next Business Day) to, and including, the Business Day immediately before the earlier of (a) the Maturity Date; and (b) the Qualified Initial Public Offering Effective Date.

(2) Conversions After the Qualified Initial Public Offering. Except as provided in Section 5.01(C)(i)(3), a Holder may not convert its Notes from, and including, the Qualified Initial Public Offering Effective Date to, and including, the date that is nine (9) calendar months after the Qualified Initial Public Offering Effective Date. A Holder may convert its Notes at any time on any Business Day following the date that is nine (9) calendar months after the Qualified Initial Public Offering Effective Date to, and including, the Business Day immediately before the Maturity Date.

(3) Conversions Related to Certain Corporate Events. If a Fundamental Change or Common Stock Change Event occurs (other than (x) a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change; or (y) the Qualified Initial Public Offering), then, in each case, Holders may convert their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty-fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by the second (2nd) Business Day after such effective date, then the last day on which the Notes are convertible pursuant to this sentence will be extended by the number of Business Days from, and including, the second (2nd) Business Day after such effective date to, but excluding, the date the Company provides such notice. No later than the second (2nd) Business Day after such effective date, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event, such effective date of such transaction or event and the related right to convert Notes.

(4) Conversions Based on Tax Redemption. If the Company calls any Notes for Tax Redemption, then the Holder may convert their Notes at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

For the avoidance of doubt, the Notes may become convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being convertible pursuant to any other sub-paragraph of this Section 5.01(C)(i).

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the Business Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.04, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(4) if a Fundamental Change Repurchase Notice or Optional Repurchase Election Notice is validly delivered pursuant to Section 4.02(F) or 4.03(E), respectively, with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F) or 4.03(E), as applicable; or (c) the Company fails to pay the Fundamental Change Repurchase Price or Optional Repurchase Price, as applicable, for such Note in accordance with this Indenture.

Section 5.02. Conversion Procedures.

(A)
Generally.

(i) Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable) and, if the Conversion Date for such conversion is before the Qualified Initial Public Offering Effective Date, comply with Section 5.02(A)(iii) below; and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii) Physical Notes. To convert any Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to the Certificate representing such Note or a facsimile of such conversion notice; (2) deliver such Certificate to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; (4) if the Conversion Date for such conversion is before the Qualified Initial Public Offering Effective Date, comply with Section 5.02(A)(iii) below; and (5) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(iii) Conversion before Qualified Initial Public Offering. If the Conversion Date for any conversion of a Note (or a beneficial interest therein) is before the Qualified Initial Public Offering Effective Date, then the converting Holder (or the owner of such beneficial interest) will provide written notice to the Company of its election to convert the same and will state therein the name or names in which the certificate(s) for shares of Common Stock are to be issued.

(B)
Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note to be converted, such Note will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).
(C)
Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.
(D)
Interest Payable Upon Conversion in Certain Circumstances. If (x) the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date; and (y) any accrued and unpaid Cash Interest, Additional Interest or Special Interest exists on such Note as of such Regular Record Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid Cash Interest, Additional Interest or Special Interest, as applicable, that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date; provided, that nothing in this clause (i) will be construed to require the accrual of Additional Interest or Special Interest on any day when the conditions for such accrual set forth in Section 3.04 or Section 7.03, as applicable, have not been satisfied) and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date or an Optional Repurchase Date, as the case may be, that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest.
(E)
Taxes and Duties. If a Holder converts a Note, the Company will pay or cause to be paid any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.
(F)
Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the Business Day following the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. Settlement Upon Conversion.

(A)
Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

(i) The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(1) Physical Settlement will apply to all conversions of Notes with a Conversion Date that is before the Qualified Initial Public Offering Effective Date;

(2) subject to clauses (1) above and (4) below, all conversions of Notes with a Conversion Date that occurs on or after the Final Settlement Method Election Deadline Date will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders, the Trustee and the Conversion Agent no later than the Open of Business on the Final Settlement Method Election Deadline Date;

(3) subject to clauses (1) above and (4) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before the Final Settlement Method Election Deadline Date, then the Company will send notice of such Settlement Method to the Holder of such Note and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(4) if any Notes are called for Redemption, then (a) the Company will specify, in the related Redemption Notice (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.04(G), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the Business Day before the related Redemption Date; and (b) if such Redemption Date occurs on or after the Final Settlement Method Election Deadline Date, then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) or (2), as applicable, above, applies to all conversions of Notes with a Conversion Date that occurs on or after the Final Settlement Method Election Deadline Date; provided, that the Company may only elect Physical Settlement or Combination Settlement with a Specified Dollar Amount of no more than $1,000 per $1,000 principal amount of Notes as such Settlement Method;

(5) the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (1), (2) or (4) above);

(6) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default); and

(7) subject to clause (1) above, if Combination Settlement applies to the conversion of a Note but the Company has not timely elected the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default).

(ii) The Company’s Right to Irrevocably Fix or Eliminate Settlement Methods. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to (1) irrevocably fix the Settlement Method (including fixing a particular Specified Dollar Amount) that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) with respect to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, provided, in each case, that (w) the Settlement Method so elected pursuant to clause (1) above, or the Settlement Method(s) remaining after any elimination pursuant to clause (2) above, as applicable, must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to a Settlement Method that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method(s) so elected or eliminated, as applicable, and the Default Settlement Method applicable immediately after such election, and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

(iii) Requirement to Publicly Disclose the Fixed or Default Settlement Method. On and after the Qualified Initial Public Offering Effective Date, if the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant to Section 5.03(A)(ii), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(B)
Conversion Consideration.

(i) Generally. Subject to Sections 5.03(B)(ii), 5.03(B)(iii) and 5.09(A)(2), the type and amount of consideration (the “Conversion Consideration”) due in respect of each Note to be converted will be as follows:

(1) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the product of (a) the quotient obtained by dividing (I) the principal amount of such Note immediately after the Close of Business on the Conversion Date for such conversion by (II) one thousand dollars ($1,000); and (b) the Conversion Rate in effect on such Conversion Date (which Conversion Rate is, for the avoidance of doubt, expressed as a number of shares per $1,000 principal amount);

(2) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3) if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period;

provided, however, that if (a) the Conversion Date for such conversion is after a Regular Record Date and on or before the next Interest Payment Date; and (b) either (I) the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (II) a Fundamental Change Repurchase Date or an Optional Repurchase Date occurs after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (III) such Regular Record Date is the Regular Record Date immediately before the Maturity Date, then, solely for purposes of calculating the kind and amount of Conversion Consideration due to settle such conversion, the addition to the principal amount of such Note that would have occurred, pursuant to Section 2.05(B)(i), effective immediately before the Close of Business on such Interest Payment Date will, instead, be made, if earlier, effective immediately before the Close of Business on (x) such Conversion Date (in the case of Physical Settlement); or (y) the first VWAP Trading Day of the Observation Period for such conversion (in the case of Cash Settlement or Combination Settlement). For the avoidance of doubt, nothing in the proviso to the preceding sentence will affect the amount of accrual of any interest on such Note pursuant to the last sentence of Section 2.05(A), which will be calculated without regard to such proviso.

(ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(C)
Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that (A) if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, or of any Note that has been called (or deemed, pursuant to Section 4.04(K), to be called) for Redemption, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion on or before the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day), in the case of a conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, or the related Redemption Date, in the case of a conversion of any Note that has been called (or deemed, pursuant to Section 4.04(K), to be called) for Redemption; and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the date referred to in clause (x); and (B) if the Conversion Date for any conversion of such Note is before the Qualified Initial Public Offering Effective Date, then the Company will, within the period set forth in this Section 5.03(C), issue and deliver at its principal corporate office to such Holder, or to the nominee or nominees of such Holder, certificate(s) for the number of shares of Common Stock to which such Holder (or such owner of beneficial interest) will be entitled as aforesaid.

(D)
Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.04. Reserve and Status of Common Stock Issued Upon Conversion.

(A)
Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming Physical Settlement will apply to such conversion. To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.
(B)
Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. Adjustments to the Conversion Rate Post-IPO.

(A)
Events Requiring an Adjustment to the Conversion Rate. On and following the Qualified Initial Public Offering Effective Date, the Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case, excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CRo = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CRi = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If (1) the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and (2) the Public Company Date has occurred on or before the first Trading Day of the ten (10) consecutive Trading Day period referred to in clause (1), then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CRi = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If (I) the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock; (II) the Public Company Date has occurred on or before the first Trading Day of the ten (10) consecutive Trading Day period referred to the definition of SP below; and (III) such distribution is not any of the following:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV = the fair market value (as determined by the Board of Directors in good faith without regard to any accounting treatment), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each Note held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the product of (a) the quotient obtained by dividing (i) the principal amount of such Note immediately after the Close of Business on such record date by (ii) one thousand dollars ($1,000); and (b) the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2) Spin-Offs. If (I) the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off’); and (II) the Public Company Date has occurred on or before the first Trading Day of the Spin-Off Valuation Period for such Spin-Off, then the Conversion Rate will be increased based on the following formula:

where:

CRo = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of such Spin-Off Valuation Period for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If (1) any cash dividend or distribution is made to all or substantially all holders of Common Stock; and (2) the Public Company Date has occurred on or before the Trading Day immediately before the Ex-Dividend Date for such dividend or distribution, then the Conversion Rate will be increased based on the following formula:

where:

CRo = the Conversion Rate in effect immediately before the Open of Business on such Ex-Dividend Date;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D = the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each Note held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the product of (1) the quotient obtained by dividing (a) the principal amount of such Note immediately after the Close of Business on such record date by (b) one thousand dollars ($1,000); and (2) the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If (1) the Company or any of its
Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended); and (2) the first Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer occurs on or after the Public Company Date, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC = the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)
No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the quotient obtained by dividing (1) the aggregate principal amount of all Notes held by such Holder immediately after the Close of Business on the related record date by (2) one thousand dollars ($1,000); and (ii) the Conversion Rate in effect on such record date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or in the definition of “Conversion Rate.” Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit or incentive plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of the Company outstanding as of the Issue Date;

(5) solely a change in the par value of the Common Stock;

(6) the repurchase of any of shares of Common Stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case, that is not subject to Section 5.05(A)(v);

(7) accrued and unpaid interest on the Notes (without limiting the generality of Section 5.03(B)); or

(8) a third-party tender offer, other than a tender offer that is subject to Section 5.05(A)(v).

(C)
Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; (v) the date the Company sends an Optional Repurchase Offer Notice; and (vi) the Final Settlement Method Election Deadline Date.

(D)
Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement) and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E)
Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case, based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(F)
Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if (or, if the condition set forth in clause (II) of Section 5.05(A)(iii)(1) has not been satisfied, then, in lieu of such adjustment, Holders will be entitled to receive such rights pursuant to Section 5.06(A) as if), at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).
(G)
Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.
(H)
Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), or to calculate Daily VWAPs, Daily Conversion Values, Daily Cash Amounts or Daily Share Amounts, in each case, over a period of multiple days (including over an Observation Period or the periods referred to in the definition of Qualified Initial Public Offering Reference Price), the Company will make appropriate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A) that becomes effective, or any event requiring such an adjustment to the Conversion Rate (or that would require such an adjustment after the Public Company Date without giving effect to (v) Section 5.05(C); (w) clause (2) of Section 5.05(A)(ii); (x) clause (II) of Section 5.05(A)(iii)(1); (y) clause (II) of Section 5.05(A)(iii)(2); or (z) clause (2) of Section 5.05(A)(iv)) where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(I)
Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(J)
Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/1 00,000ths rounded upward).
(K)
Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. Adjustments to the Conversion Rate Pre-IPO.

(A)
Special Definitions. For purposes of this Section 5.06, the following definitions apply:

(i) “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(ii) “Convertible Securities” means any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(iii) “Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 5.06(C), deemed to be issued) by the Company on or after the Issue Date, other than shares of Common Stock issued or deemed to be issued:

(1) upon conversion of Notes and any Preferred Stock (as defined in the Charter);

(2) as a dividend or distribution on Senior Preferred Stock (as defined in the Charter);

(3) to employees, directors and officers of, or consultants or advisors to, the Company pursuant to stock grants, stock option, stock bonus, stock purchase or other employee incentive programs, plans or agreements approved by the Board of Directors (provided that the approval of any securities issuable under this clause (3) in excess of the aggregate number of shares of Common Stock remaining available for issuance under the Company’s 2012 Stock Incentive Plan as of the date hereof will require the approval of a majority of the Preferred Directors (as defined in the Charter));

(4) in connection with bona fide acquisitions of other businesses or technologies by the Company by merger, consolidation, acquisition of stock or assets or otherwise that is approved by the Board of Directors (including a majority of the Preferred Directors (as defined in the Charter));

(5) to banks, equipment lessors or other financial institutions in connection with commercial lending or equipment leasing transactions, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board of Directors (including a majority of the Preferred Directors (as defined in the Charter));

(6) in connection with research, collaboration, manufacturing, supply, licensing, development, OEM, distribution, marketing or other similar strategic transactions or joint ventures, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board of Directors (including a majority of the Preferred Directors (as defined in the Charter));

(7) in connection with a Qualified Initial Public Offering;

(8) in connection with an event for which adjustment of the Conversion Rate is made pursuant to Section 5.06(B), (C) or (D) hereof

(9) in a transaction that the Holders of at least 83% of the number of Notes then outstanding elect in writing to exclude from the definition of Additional Shares of Common Stock, which election may be applied prospectively or retroactively and either generally or in a particular instance; or

(10) pursuant to any warrant issued in connection with the sale of the Series G Preferred Stock on the Series G Original Issue Date (in each case, as defined in the Charter).

(B)
Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Issue Date but prior to the Qualified Initial Public Offering Effective Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and exercise of such Options, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i) no further adjustments in the Conversion Rate shall be made upon the subsequent issue of Convertible Securities upon the exercise of such Options or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion and/or exchange thereof, the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 5.06(E)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of decreasing the Conversion Rate to an amount which is less than the higher of (a) the Conversion Rate on the original adjustment date, or (b) the Conversion Rate that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(v) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of Conversion Rate shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

(C)
Adjustment of Conversion Rate Upon Issuance of Additional Shares of Common Stock. In the event the Company, at any time after the Issue Date but prior to the Qualified Initial Public Offering Effective Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.06(B)) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue (as adjusted for stock splits, stock dividends, reclassification and the like), then and in such event, the Conversion Rate shall be increased, concurrently with such issue, to a rate (rounded to the nearest fourth (4th) decimal place, with 5/100,000ths rounded upward) determined by multiplying the Conversion Rate by a fraction, (I) the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued, and (II) the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issue. For the purpose of the above calculation, “Common Stock Outstanding” means the number of shares of Common Stock outstanding immediately prior to such issue, calculated on a fully diluted basis as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issue and any outstanding Options (whether or not then vested or exercisable) had been fully exercised immediately prior to such issue (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to Convertible Securities or Options solely as a result of the adjustment of the applicable Conversion Price for any share of Senior Preferred Stock (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.
(D)
Multiple Closing Dates. In the event that the Company shall issue, after the Issue Date but prior to the Qualified Initial Public Offering Effective Date, on more than one date, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.06(B)) that would result in an adjustment to the Conversion Rate pursuant to the terms of Section 5.06(B), as part of the same transaction or a series of related transactions, then, upon the final such issuance, the Conversion Rate shall be readjusted to give effect to all such issuances as if they had all occurred on the date of the first such issuance (and without giving any effect to any interim adjustments from such issuances that were part of the same transaction or series of related transactions).
(E)
Determination of Consideration. For purposes of this Section 5.06, the consideration received by the Company for the issue (or deemed issue) of any Additional Shares of Common Stock shall be computed by the Company as follows:

(i) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above.

(ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.06(C) hereof, relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options and/or conversion or exchange of such Convertible Securities.

(F)
Adjustments to Conversion Rate for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Company after the date hereof, shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock as provided below), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(G)
Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5.09, then, in each such case for the purpose of this Section 5.06(G), the Holders of the Notes shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their Notes are then convertible, if any, as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.
(H)
Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 5.06, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder, the Trustee and the Conversion Agent, a certificate executed by an Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder, the Trustee and the Conversion Agent a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Notes.
(I)
Pre-IPO. On and following the Qualified Initial Public Offering Effective Date, other than Section 5.06(J) below, the provisions in this Section 5.06 shall no longer be effective.
(J)
Certain Tender Offers. The Company will not, and will not permit its Subsidiaries to, engage in any tender or exchange offer of the types described in Section 5.05(A)(v) for consideration per share of Common Stock in excess of the fair market value thereof if the Public Company Date has not occurred on or before the first Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer.

Section 5.07. Voluntary Adjustments.

(A)
Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.
(B)
Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.07(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.07(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.08. Exchange in Lieu of Conversion.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A)
no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;
(B)
if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and
(C)
such Note will not cease to be outstanding by reason of such exchange in lieu of conversion; provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09. Effect of Common Stock Change Event.

(A)
Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company (including, for the avoidance of doubt, a Qualified Initial Public Offering that is a Qualified Business Combination);

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event, and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change

Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.04, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change,” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per Note being converted, equal to the product of (a) the quotient obtained by dividing (x) the aggregate principal amount such Note immediately after the Close of Business on such Conversion Date by (y) one thousand dollars ($1,000); and (b) the Conversion Rate in effect on such Conversion Date; and (c) the amount of cash constituting such Reference Property Unit; and (II) the Company will settle each such conversion no later than the fifth (5th) Business Day after the relevant Conversion Date;

(3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof); and

(4) if the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then (x) the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock; and (y) the Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made; provided, however, that if such Common Stock Change Event is a Qualified Initial Public Offering that is a Qualified Business Combination, then, notwithstanding anything to the contrary in this Indenture or the Notes, the following provisions will apply from and after the effective time of such Common Stock Change Event in lieu of the preceding clauses (1), (2), (3) and (4): (x) the term “Common Stock” will mean the Qualified Business Combination Common Stock of such Qualified Business Combination; (y) references in this Indenture to any number of shares of Common Stock will be deemed to refer to the same number of shares or other units of such Qualified Business Combination Common Stock; and (z) for purposes of the definition of “Fundamental Change,” references to the Company’s “common equity” will be deemed to refer to such Qualified Business Combination Common Stock.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities (other than cash or cash equivalents) of a Person other than the Successor Person, then (x) such other Person (the “Underlying Issuer”) will also execute such supplemental indenture; and (y) such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders (including, where appropriate, adding references to the Underlying Issuer in the definition of “Liquidity Conditions,” Section 2.10(D), Section 3.04 and related definitions).

(B)
Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the second (2nd) Business Day after the effective date of such Common Stock Change Event.
(C)
Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Section 5.10. Notice of the Qualified Initial Public Offering and Related Information.

No later than the later of (i) the fourth (4th) Business Day after the Qualified Initial Public Offering Effective Date (or, in the case of a Qualified Direct Listing, the fourth (4th) Business Day after the last VWAP Trading Day in the period referred to in clause (B) of the definition of “Qualified Initial Public Offering Reference Price”) and (ii) the date on which the Company calculates the Initial Public Conversion Rate and the corresponding Conversion Price, the Company will (A) send notice to each Holder (with a copy to the Trustee and the Conversion Agent) of the occurrence of the Qualified Initial Public Offering, setting forth the Initial Public Conversion Rate and the corresponding Conversion Price; and (B) file with the SEC a report on Form 8-K (or any successor form) that discloses the same information.

For the avoidance of doubt, the establishment of the Initial Public Conversion Rate pursuant to this Article 5 will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(H). However, the Company may nonetheless choose to execute such an amendment at the Company’s option.

Section 5.11. Beneficial Ownership Limitation.

Notwithstanding anything to the contrary in this Indenture or the Notes, but subject to the last paragraph of this Section 5.11, no shares of Common Stock will be issued or delivered upon conversion of any Note, and no Note will be convertible by the Holder thereof, in each case, to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of nine and nine-tenths percent (9.9%) of the then-outstanding shares of Common Stock (the restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, the limitations on the convertibility of any Note pursuant to this Section 5.11 will not, in themselves, cause such Note to cease to be outstanding (and interest will continue to accrue on any portion of a Note that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 5.11), and such limitations will cease to apply if and when such Note’s convertibility and conversion will not violate this Section 5.11. For the avoidance of doubt, nothing in this Section 5.11 will affect the Company’s ability to elect any Settlement Method in accordance with this Indenture.

If any Conversion Consideration otherwise due upon the conversion of any Note is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of any Note will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation.

The satisfaction, by a Holder of any Note, of the requirements set forth in Section 5.02(A) to convert such Note will be deemed to be a representation, by such Holder to the Company, that the settlement of such conversion in full (assuming Physical Settlement), and without regard to this Section 5.11, will not contravene the Ownership Limitation.

A beneficial owner of any Note may, by written notice to the Company, elect that the Ownership Limitation cease to apply to such beneficial owner; provided, however, that such notice will not be effective (and the Ownership Limitation will not cease to apply to such beneficial owner) until the sixty first (61st) calendar day after the date on which such notice is delivered to the Company.

Upon the occurrence of a Common Stock Change Event, (i) the Ownership Limitation and this Section 5.11 will thereafter apply as if each reference to “Common Stock” in this Section 5.11 were instead a reference to the common equity (including depositary receipts representing common equity), if any, forming part of the Reference Property of such Common Stock Change Event; and (ii) if such Reference Property includes no such common equity or depositary receipts, then the Ownership Limitation and this Section 5.11 will thereafter cease to apply.

Neither the Trustee nor the Conversion Agent shall have any duty to monitor the Ownership Limitation or to monitor the Company’s or any Holder’s compliance with this Section 5.11.

Article 6. Successors

Section 6.01. When the Company May Merge, Etc.

(A)
Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a Qualified Successor Entity (such Qualified Successor Entity, the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 3.06); and

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B)
Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. At or before the effective time of any Business Combination Event of which the Company is not the resulting, surviving or transferee Person, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02. Successor Entity Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Section 6.03. Exclusion for Asset Transfers with Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and (A) prior to the Qualified Initial Public Offering Effective Date, the Company or any one or more Guarantors not effected by merger or consolidation; and (B) after the Qualified Initial Public Offering Effective Date, the Company or any one or more of the Company’s or a Guarantor’s Wholly Owned Subsidiaries not effected by merger or consolidation.

Article 7. Defaults and Remedies

Section 7.01. Events of Default.

(A)
Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption, Repurchase Upon Fundamental Change or Optional Repurchase or otherwise) of the principal of, or the Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price for, any Note;

(ii) a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii) the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, an Optional Repurchase Offer Notice, or a notice pursuant to Section 5.01(C)(i)(3), if such failure is not cured within five (5) Business Days after its occurrence;

(iv) a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured (x) with respect to any Conversion Date that is before the Qualified Initial Public Offering Effective Date, within five (5) Business Days after its occurrence; or (y) with respect to any Conversion Date that is on or after the Qualified Initial Public Offering Effective Date, within two (2) Business Days after its occurrence;

(v) a default in the Company’s obligations under Article 6 or in any Guarantor’s obligations under Section 9.04;

(vi) a default in any of the Company’s obligations or agreements, or in any Guarantor’s obligations or agreements, under this Indenture or the Notes or breach of Section 6 (other than Section 6(e), (f), (g), (h) or (i) thereof) of the Purchase Agreement (other than a default set forth in clause (i), (ii), (iii), (iv), (v), (xii) or (xiii) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least fifty percent (50%) of the number of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default by the Company, any Guarantor or any of their respective Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in aggregate principal amount of the Company, any Guarantor or any of their respective Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal of such indebtedness when due and payable at its final stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity (an “Acceleration”), in either case, where such Acceleration has not been rescinded or annulled, or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within forty-five (45) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least fifty percent (50%) of the number of Notes then outstanding;

(viii) failure by the Company, any Guarantor or any of the Company’s or any Guarantor’s respective Significant Subsidiaries to pay one or more final judgments of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not paid, discharged or stayed within sixty (60) days after such judgment becomes final;

(ix) except as expressly permitted by this Indenture, any Guarantee ceases to be in full force and effect or any Guarantor denies or disaffirms in writing its obligations under its Guarantee, and any such default continues for ten (10) days;

(x) the Company, any Guarantor or any of their respective Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against the Company, any Guarantor or any of their respective Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company, any Guarantor or any of their respective Significant Subsidiaries, or for any substantial part of the property of the Company, any Guarantor or any of their respective Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company, any Guarantor or any of their respective Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law, and, in each case, under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least sixty (60) days;

(xii) any breach of Section 6(e), (f), (h) or (i) of the Purchase Agreement or of Section 3.05(B)(y) hereof, where such breach is not cured or waived within two (2) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty-five percent (25%) of the number of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”; and

(xiii) any breach of Section 6(g) of the Purchase Agreement where such breach is not cured or waived within forty-five (45) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least fifty percent (50%) of the number of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”.

(B)
Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. Acceleration.

(A)
Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(x) or (A)(xi) occurs with respect to the Company or any Guarantor (and not solely with respect to any Significant Subsidiary of the Company or any Guarantor), then the principal amount of, and all accrued and unpaid interest on, any Acceleration Premium for, and other amounts due with respect to, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.
(B)
Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or (A)(xi) with respect to the Company or any Guarantor (and not solely with respect to any Significant Subsidiary of the Company or any Guarantor) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty-five percent (25%) of the number of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, the Acceleration Premium for, and other amounts due with respect to, all of the Notes then outstanding to become due and payable immediately.
(C)
Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority of the number of Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, and the Acceleration Premium for, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
(D)
No Penalty. The Company acknowledges and agrees that the Target Return Repurchase Amount and the Acceleration Premium is not intended to act as a penalty or to punish the Company for any such redemption, prepayment, repayment, or other event or occurrence as a result of which such amount becomes due and payable, including in connection with the acceleration of the Notes. Notwithstanding anything to the contrary in this Indenture or the Notes, it is understood and agreed that if the obligations under the Notes are accelerated as a result of the occurrence and continuance of any Event of Default (including as a result of the commencement of any proceeding under Bankruptcy Laws or by operation of law or otherwise), the Acceleration Premium will also be due and payable and shall constitute part of the obligations due under the Indenture and the Notes for all purposes herein.

Any Acceleration Premium shall be presumed to be equal to the liquidated damages sustained by the Holders as the result of the occurrence of an Event of Default and acceleration of the Notes, and the Company agrees that it is reasonable under the circumstances currently existing. The Acceleration Premium shall also be payable in the event the obligations under the Indenture and the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE ACCRUAL OR COLLECTION OF THE FOREGOING ACCELERATION PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees that (i) the Acceleration Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Acceleration Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the Acceleration Premium; (iv) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 7.02; (v) the agreement to pay the Acceleration Premium is a material inducement to the Holders to purchase the Notes; and (vi) the Acceleration Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holders or profits lost by the Holders as a result of any Event of Default or acceleration of the Notes.

Section 7.03. Sole Remedy for a Failure to Report.

(A)
Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first three hundred and sixty-five (365) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty-sixth (366th) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred and sixty-sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(D)).
(B)
Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to (i) one-quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues, (ii) one-half of one percent (0.50%) of the principal amount thereof for the ninety (90) days immediately following the ninety (90) day period referred to in the immediately preceding clause (i) on which Special Interest accrues, (iii) three-quarters of one percent (0.75%) of the principal amount thereof for the ninety (90) days immediately following the ninety (90) day period referred to in the immediately preceding clause (ii) on which Special Interest accrues and (iv) thereafter, at a rate per annum equal to one percent (1.00%) of the principal amount thereof; provided, however, that (1) in no event will Special Interest, together with any Additional Interest, accrue on any day on a Note at a combined rate per annum that exceeds one-half of one percent (1.00%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note; and (2) Special Interest will be payable solely in cash.
(C)
Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.
(D)
Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof
(E)
No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. Other Remedies.

(A)
Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.
(B)
Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder and an Event of Default pursuant to clause (xii) of Section 7.01(A) resulting from a breach of Section 6(e) of the Purchase Agreement may only be waived, on behalf of all holders, by the Holders of at least 55% of the number of Notes then outstanding. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority of the number of Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. Control by Majority.

Holders of a majority of the number of Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 11.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered, and, if requested, provided security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. Limitation on Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price for, interest on, or any Acceleration Premium for, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)
such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;
(B)
Holders of at least fifty percent (50%) of the number of Notes then outstanding deliver a request to the Trustee to pursue such remedy;
(C)
such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;
(D)
the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)
during such sixty (60) calendar day period, Holders of a majority of the number of Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08. Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price for, or any interest on, or any Acceleration Premium for, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price for, or any interest on, or any Acceleration Premium for, or the Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 11.06.

Section 7.10. Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee, the Note Agents and their respective agents and attorneys for amounts due under Section 11.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price for, or any interest on, any Acceleration Premium for, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) of the number of Notes then outstanding.

Article 8. Amendments, Supplements and Waivers

Section 8.01. Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:

(A)
cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;
(B)
add guarantees with respect to the Company’s obligations under this Indenture or the Notes;
(C)
secure the Notes or any Guarantees;
(D)
add to the Company’s or any Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company or any Guarantor;
(E)
provide for the assumption of the Company’s or any Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 or Section 9.04, as applicable;
(F)
enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;
(G)
irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);
(H)
adjust the Conversion Rate (including the establishment of the Initial Public Conversion Rate) in accordance with, and subject to the terms of, this Indenture;

(I)
evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee or Note Agent or facilitate the administration of the trusts under this Indenture by more than one trustee;
(J)
provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);
(K)
comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or
(L)
make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

Section 8.02. With the Consent of Holders.

(A)
Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors and the Trustee may, with the consent of the Holders of a majority of the number of Notes then outstanding, amend or supplement this Indenture, the Notes or the Guarantees or waive compliance with any provision of this Indenture, the Notes or the Guarantees. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture, the Notes or the Guarantees, or waiver of any provision of this Indenture, the Notes or the Guarantees, may:

(i) reduce the principal, or change the stated maturity, of any Note;

(ii) reduce the Redemption Price, Fundamental Change Repurchase Price, Optional Repurchase Price or Acceleration Premium for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the conversion rights of any Note (including, for the avoidance of doubt, reducing the Conversion Rate (other than an adjustment in accordance with this Indenture));

(v) impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes or the Guarantees;

(vii) modify or amend the terms and conditions of the obligations of the Guarantors, as guarantors of the Notes, in any manner that is adverse to the rights of the Holders, as such, other than any elimination or release of a Guarantee in accordance with this Indenture;

(viii) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(ix) make any direct or indirect change to Section 3.07 in any manner that is adverse to the rights of the Holders or beneficial owners of the Notes;

(x) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(xi) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or the Maturity Date or upon conversion or acceleration, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)
Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A)
Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)
Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.
(C)
Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.
(D)
Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note, will thereafter bind every Holder of such Note.

Section 8.05. Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note or a Guarantee, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver the Certificate representing such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Certificate, issue, execute and deliver, and the Trustee will authenticate, in each case, in accordance with Section 2.02, a new Certificate that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06. Trustee to Execute Supplemental Indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 11.01 and 11.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9. Guarantees

Section 9.01. Guarantees.

(A)
Generally. By its execution of this Indenture (or any amended or supplemental indenture pursuant to Section 8.01(B)), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration. Subject to this Article 9, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(i) the principal of, any interest on, any Acceleration Premium for, and the Fundamental Change Repurchase Price, Optional Repurchase Price and any Conversion Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date or an Optional Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, any Acceleration Premium for, or the Fundamental Change Repurchase Price, Optional Repurchase Price or any Conversion Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case, in accordance with this Indenture and the Notes; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date or an Optional Repurchase Date, upon Redemption or otherwise, (collectively, the “Guaranteed Obligations”), in each case, subject to Section 9.02.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B)
Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than payment in full of all Guaranteed Obligations) that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes.

(C)
Reinstatement of Guarantee Upon Return of Payments. If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder or the Trustee, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(D)
Subrogation. Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.

Section 9.02. Limitation on Guarantor Liability.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03. Execution and Delivery of Guarantee.

The execution by each Guarantor of an amended or supplemental indenture pursuant to Section 8.01(B) evidences the Guarantee of such Guarantor, whereupon each Note then or thereafter outstanding will also represent, and will be entitled to the benefits of, such Guarantee. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

Section 9.04. When the Guarantors May Merge, Etc.

(A)
Generally. Except as otherwise provided in Section 9.05(A), no Guarantor will consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (a “Guarantor Business Combination Event”), unless either:

(i) the resulting, surviving or transferee Person either (x) is such Guarantor, another Guarantor or the Company or (y) if not such Guarantor, another Guarantor or the Company, is a corporation, limited liability company, limited partnership or other similar entity (the “Successor Guarantor Entity”) that is not an Excluded Subsidiary and that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of such Guarantor’s obligations under this Indenture and the Notes; or

(ii) both of the following conditions are satisfied: (1) the Guarantee of such Guarantor is released in accordance with Section 9.05(A) upon, or in connection with, such sale, lease or transfer; and (2) immediately after giving effect to such Guarantor Business Combination Event, no Event of Default will have occurred and be continuing.

(B)
Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. At or before the effective time of any Guarantor Business Combination Event of which such Guarantor, the Company or another Guarantor is not the resulting, surviving or transferee Person, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 9.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.
(C)
Successor Guarantor Entity Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 9.04(A) and Section 9.04(B), the Successor Guarantor Entity (if not the applicable Guarantor, the Company or another Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor Entity had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.
(D)
Exclusion for Asset Transfers with Wholly Owned Subsidiaries. Notwithstanding anything to the contrary in this Section 9.04, this Section 9.04 will not apply to any transfer of assets between or among a Guarantor and (i) prior to the Qualified Initial Public Offering Effective Date, the Company or any one or more other Guarantors not effected by merger or consolidation; and (ii) after the Qualified Initial Public Offering Effective Date, the Company or any one or more of the Company’s or a Guarantor’s Wholly Owned Subsidiaries not effected by merger or consolidation.

Section 9.05. Release of Guarantee.

A Guarantor will be automatically and unconditionally released from all obligations under its Guarantee, and such Guarantee will thereupon terminate and be discharged and of no further force and effect, as follows: (A) concurrently with any sale, exchange, disposition or transfer (by consolidation, merger or otherwise) of any of its Capital Stock or all or substantially all assets of such Guarantor, if (i) such Guarantor is no longer a Subsidiary after giving effect to such sale, exchange, disposition or transfer or (ii) the transferee thereof is the Company or any other Guarantor; (B) upon the request of the Company if such Guarantor becomes an Excluded Subsidiary; or (C) upon satisfaction and discharge of this Indenture pursuant to Article 10; provided, however, that no such release, termination and discharge will occur if, immediately after giving effect thereto, an Event of Default would be continuing.

For the avoidance of doubt, any Guarantor not released from its obligations under its Guarantee as provided in this Section 9.05 will remain liable for the Guaranteed Obligations as provided in this Article 9.

Section 9.06. Future Guarantors.

If, after the Issue Date, any Subsidiary (other than the Guarantors existing on the Issue Date) becomes (including by acquisition or creation) a Subsidiary that is not an Excluded Subsidiary or ceases to be an Excluded Subsidiary, then the Company will, as soon as reasonably practicable but no later than (A) if such Subsidiary is a Specified Domestic Subsidiary, ten (10) Business Days and (B) if such Subsidiary is a Foreign Subsidiary, twenty (20) Business Days after the date that such Subsidiary was acquired, formed or ceased to be an Excluded Subsidiary, as applicable, cause such Subsidiary to execute an amended or supplemental indenture pursuant to Section 8.01(B) causing such Subsidiary to become a Guarantor under this Indenture. Notwithstanding anything to the contrary in this Section 9.06 or otherwise in this Indenture, any amended or supplemental indenture entered into pursuant to this Section 9.06 shall include any Applicable Guarantee Limitations (in addition to applicable limitations set forth in this Article 9) to the extent the Company has delivered to the Trustee an Officer’s Certificate certifying that it has been advised by counsel in the applicable jurisdiction of the Guarantor as to necessity of such Applicable Guarantee Limitations. For the avoidance of doubt, no Opinion of Counsel shall be required to be delivered in respect of the necessity of any Applicable Guarantee Limitations and any Opinion of Counsel delivered in connection with such amended or supplemental indenture pursuant to this Section 9.06 may rely on such Officer’s Certificate as to the necessity of such Applicable Guarantee Limitations.

Section 9.07. Application of Certain Provisions to the Guarantors.

(A)
Officer’s Certificates and Opinions of Counsel. Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 12.02 with the same effect as if each reference to the Company in Section 12.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.

(B)
Company Order. A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.

Article 10. Satisfaction and Discharge

Section 10.01. Termination of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)
all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, an Optional Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;
(B)
the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case, for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property (including, if applicable, all related Additional Amounts) due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);
(C)
the Company has paid all other amounts payable by it under this Indenture; and
(D)
the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied; provided, however, that Section 2.10(E), Article 11 and Section 12.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 10.02. Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 10.03. Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 10.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 10.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 11. Trustee

Section 11.01. Duties of the Trustee.

(A)
If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has written notice or actual knowledge, the Trustee will (for the avoidance of doubt, subject to Section 11.02(F)) exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(B)
Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C)
The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that:

(i) this paragraph will not limit the effect of Section 11.01(B);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D)
Each provision of this Indenture that in any way relates to the Trustee is subject to clauses (A), (B) and (C) of this Section 11.01, regardless of whether such provision so expressly provides.
(E)
No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
(F)
The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.
(G)
Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to this Section 11.01.
(H)
If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.

Section 11.02. Rights of the Trustee.

(A)
The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.
(B)
Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.
(C)
The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.
(D)
The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.
(E)
Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(F)
The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and, if requested, provided, the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G)
The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(H)
The permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee.
(I)
The Trustee will not be required to give any bond or surety in respect of the execution or performance of this Indenture or otherwise.
(J)
Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest is owing on the Notes or that the Company has elected to pay Special Interest on the Notes, the Trustee may assume no Additional Interest or Special Interest, as applicable, is payable.
(K)
The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.
(L)
The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes (including, without limitation, the Purchase Agreement).
(M)
The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.03. Individual Rights of the Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 11.03.

Section 11.04. Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 11.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, or a Default in the payment or delivery of any Conversion Consideration upon conversion of any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 11.06. Compensation and Indemnity.

(A)
The Company will, from time to time, pay the Trustee and the Note Agents reasonable compensation for its acceptance of this Indenture and services under this Indenture, as separately agreed by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(B)
The Company will indemnify the Trustee (in each of its capacities under this Indenture) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 11.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its negligence or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 11.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C)
The obligations of the Company under this Section 11.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.
(D)
To secure the Company’s payment obligations in this Section 11.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.
(E)
If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (x) or (xi) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 11.07. Replacement of the Trustee.

(A)
Notwithstanding anything to the contrary in this Section 11.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 11.07.
(B)
The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a sixty percent (60%) of the number of Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 11.09;

(ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(C)
If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority of the number of Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.
(D)
If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) of the number of Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(E)
If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 11.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)
A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 11.06(D).

Section 11.08. Successor Trustee by Merger, Etc.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, will (without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture) be the successor of the Trustee under this Indenture, provided that such entity must be otherwise qualified and eligible under this Article 11.

Section 11.09. Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 12. Miscellaneous

Section 12.01. Notices.

Any notice or communication by the Company or any Guarantor or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company or any Guarantor:

Netskope, Inc.
2445 Augustin Dr., 3rd Floor
Santa Clara, CA 94054
Attention: General Counsel

with a copy (which will not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Attention: Stanley Pierson; Drew Simon-Rooke

If to the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
60 Livingston Avenue
Saint Paul, Minnesota 55107
Attention: Account Administration
E-mail: [***]

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

The Trustee will not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) will be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding anything to the contrary in the foregoing, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the

Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 12.02. Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A) an Officer’s Certificate in form reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B) an Opinion of Counsel in form reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 12.03. Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 12.04. Rules by the Trustee, the Registrar, the Paying Agent and the Conversion Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Registrar, the Paying Agent and the Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under this Indenture, the Notes or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.06. Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEES OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 12.07. Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York, in each case, located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, each Guarantor, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.08. No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 12.09. Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.10. Force Majeure.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.11. U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 12.12. Calculations.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, accrued interest (including Cash Interest, PIK Interest, Additional Interest or Special Interest) on the Notes, the Conversion Rate, the Conversion Price, the Acceleration Premium, the Optional Repurchase Price, the Optional Repurchase Fee, the Target Return Repurchase Amount, the Par and Unpaid Interest Amount, the Minimum Return Multiple and the Realized Return Amount.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Trustee will not be obligated to make or confirm any calculations called for under this Indenture or the Notes.

Section 12.13. Severability.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.14. Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.

Section 12.15. Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.16. Taxes.

(A) The Company and each Holder intends to take the position that: (i) the Notes are treated as debt instruments that are not contingent payment debt instruments within the meaning of Treasury Regulation Section 1.1275-4; (ii) (x) payments and accruals of interest (including interest that is paid by its addition to the principal amount of any Note pursuant to Section 2.05(B)(ii) or Section 5.03(B)(i)) on the Notes are treated as interest and do not have the result of dividends or deemed dividends for U.S. tax purposes and (y) conversion of the Notes into Common Stock would be a tax-free transaction (and the Company shall not take any action that would be reasonably expected to change such treatment under clauses (ii)(x) and (ii)(y)); provided, for the avoidance of doubt, that the Company’s treatment of the Notes for financial accounting purposes shall not be considered an action that would be reasonably expected to change such tax treatment; and (iii) any payment or accrual of interest or payment or delivery of any amount received upon the sale, exchange, conversion or other disposition of the Notes (including upon Redemption, Repurchase Upon Fundamental Change or Optional Repurchase) (A) would not be treated as “contingent interest” (that does not qualify as “portfolio interest”) described under Section 871(h)(4) or 881(c)(4) of the Internal Revenue Code or other similar rule or law, and, (B) shall be paid free and clear of and without any deduction or withholding for or on account of, any and all Taxes; provided that a beneficial owner of Notes that is not a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code) either (1) meets the other requirements of the portfolio interest exemption or (2) is otherwise entitled to benefits of a tax treaty, or other exemption, that provides 0% withholding Tax rate on United States source interest. The Company shall, and shall use commercially reasonable efforts to cause any Paying Agent or other agent of the Company to, report consistently with, and take no positions or actions inconsistent with (including on any IRS Form 1099 or any other information return), the intended tax treatment set forth in the preceding clauses (i) through (iii) (including by way of withholding) unless otherwise required by a change in law or a final determination of a taxing authority which, in each case, is binding on the Company.

(B) The Company shall (i) provide to any Holder or beneficial owner, within 5 days of written request of such Holder or beneficial owner, a certification that the Notes do not constitute a “United States real property interest,” in accordance with Treasury Regulations Section 1.897-2(h)(1), or written notice of the Company’s legal inability to do so and (ii) in connection with the provision of any certification pursuant to the preceding clause (i), comply with the notice provisions set forth in Treasury Regulations Section 1.897-2(h). In the event the Company becomes aware of any facts or circumstances that could reasonably be expected to cause it to become a “United States real property holding corporation”, the Company shall use commercially reasonable efforts to promptly notify the Holders and the Trustee.

(C) The Company acknowledges its potential obligations to file and/or publicly post (as applicable) an IRS Form 8937 (or similar tax form) if an adjustment (or lack thereof) to the terms of the Notes results in a distribution under Section 305(c) of the Internal Revenue Code, and agrees to notify each Investor (as defined in the Purchase Agreement) on a timely basis in the event of such an adjustment (or lack thereof) and, in the case of any required IRS Form 8937 filing, consider, in good faith, any timely received, reasonable comments of the Investors in preparing such IRS Form 8937. For the avoidance of doubt, if there is more than one permissible method to determine the amount of the constructive dividend for tax purposes, unless any Investor gives notice otherwise, the Company agrees to select the method that results in the lowest constructive dividend amount.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

Netskope, Inc.,
as the Company

By:	/s/ Sanjay Beri
	Name:	Sanjay Beri
	Title:	Chief Executive Officer

Netskope SASE Gateway LLC,
as a Guarantor

By:	/s/ Sanjay Beri
	Name:	Sanjay Beri
	Title:	Chief Executive Officer

U.S. Bank Trust Company, National Association,
as Trustee

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Certificate Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

[Insert OID Legend]

NETSKOPE, INC.

3.75% Convertible Senior PIK Toggle Note due 2027

CUSIP No.: [______][Insert for a “restricted” CUSIP number: *] Certificate No. [______]

ISIN No.: [______][Insert for a “restricted” ISIN number: *]

Netskope, Inc., a Delaware corporation, for value received, certifies that [Cede & Co.] is the registered owner of [______] Notes (as defined in the Indenture referred to below)]† [the number of Notes (as defined in the Indenture referred to below) set forth in the Schedule of Exchanges of Interests in the Global Note, which are]† represented by this certificate (this “Certificate”), and promises to pay to such registered owner, or its registered assigns, the principal amount of such Notes on December 15, 2027 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for. The initial principal amount of each Note represented by this Certificate is $[______]

Interest Payment Dates:	March 15, June 15, September 15 and December 15 of each year, commencing on [date].
Regular Record Dates:	March 1, June 1, September 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

* This Note will be deemed to be identified by CUSIP No. [______]and ISIN No [______]from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

† Insert bracketed language for Physical Notes only.

† Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Netskope, Inc. has caused this instrument to be duly executed as of the date set forth below.

Netskope, Inc.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

NETSKOPE, INC.

3.75% Convertible Senior PIK Toggle Note due 2027

The Note(s) represented by this Certificate are of a duly authorized issue of notes of Netskope, Inc., a Delaware corporation (the “Company”), designated as its 3.75% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of December 22, 2022 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Guarantors, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Certificate conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.
Principal Amount; Interest. The principal amount of each Note represented by this Certificate is the Initial Principal Amount of such Note, subject to adjustment as provided in the Indenture. The Note(s) represented by this Certificate will accrue interest at a rate and in the manner set forth, and will be payable as provided, in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].
2.
Maturity. This Note will mature on December 15, 2027, unless earlier repurchased, redeemed or converted.
3.
Guarantees. The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantors as provided in Article 9 of the Indenture.
4.
Method of Payment. Cash amounts due on the Notes will be paid in the manner set forth in Section 2.04 of the Indenture.
5.
Persons Deemed Owners. The Holder of any Note will be treated as the owner of such Note for all purposes.
6.
Denominations; Transfers and Exchanges. The Notes will be issuable only in registered form, without interest coupons, and only in whole numbers of Notes. Subject to the terms of the Indenture, the Holder of the Note(s) represented by this Certificate may transfer or exchange such Note(s) by presenting this Certificate to the Registrar and delivering any required documentation or other materials.
7.
Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.
8.
Right of Holders to Require the Company to Repurchase Notes on the Optional Repurchase Dates. Each Holder will have the right to require the Company to repurchase such Holder’s Notes on each Optional Repurchase Date for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.
9.
Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.04 of the Indenture.
10.
Conversion. The Holder of any Note may convert such Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.
11.
When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.
12.
Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, the Acceleration Premium for, and all other payment amounts owed with respect to, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.
13.
Amendments, Supplements and Waivers. The Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees or waive compliance with any provision of the Indenture, the Notes or the Guarantees in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.
14.
No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
15.
Authentication. No Note represented by this Certificate will be valid until this Certificate is authenticated by the Trustee. This Certificate will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of this Certificate.
16.
Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
17.
Governing Law. THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Netskope, Inc.

2445 Augustin Dr., 3rd Floor

Santa Clara, CA 94054

Attention: General Counsel

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE*

INITIAL NUMBER OF NOTES REPRESENTED BY THIS GLOBAL CERTIFICATE: [ ]

The following exchanges, transfers or cancellations of the Note(s) represented by this Global Certificate have been made:

Date	Amount of Increase (Decrease) in Number of Notes Represented by this Global Certificate	Number of Notes Represented by this Global Certificate After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

* Insert for Global Certificates only.

CONVERSION NOTICE

NETSKOPE, INC.

3.75% Convertible Senior PIK Toggle Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note(s) identified below directs the Company to convert (check one):

☐ all of the Notes

☐ *______ Note(s)

identified by CUSIP No. ________and Certificate No.________.

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the unpaid Cash Interest, Additional Interest or Special Interest, as applicable, that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date).

Date:

(Legal Name of Holder)
By:
Name;
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

* Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

NETSKOPE, INC.

3.75% Convertible Senior PIK Toggle Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note(s) identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐ all of the Notes

☐ *________ Note(s)

identified by CUSIP No. ________ and Certificate No. ________

The undersigned acknowledges that this Certificate, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:

(Legal Name of Holder)
By:
Name;
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

* Must be a whole number.

OPTIONAL REPURCHASE ELECTION NOTICE

NETSKOPE, INC.

3.75% Convertible Senior PIK Toggle Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Optional Repurchase Election Notice, the undersigned Holder of the Note(s) identified below is exercising its Optional Repurchase Right with respect to (check one):

☐ all of the Notes

☐ ________* Notes(s) identified by CUSIP No. ________and Certificate No. ________

The undersigned directs the Company to purchase the above-referenced Note(s) on the Repurchase Date.

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Optional Repurchase Price will be paid.

Date:

(Legal Name of Holder)
By:
Name;
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

* Must be a whole number.

ASSIGNMENT FORM

NETSKOPE, INC.

3.75% Convertible Senior PIK Toggle Notes due 2027

Subject to the terms of the Indenture, the undersigned Holder of the Note(s) identified below assigns (check one):

☐	all of the Notes

☐	* Note(s)

identified by CUSIP No. and Certificate No. , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the Note(s) identified above on the books of the Company. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

* Must be a whole number.

TRANSFEROR ACKNOWLEDGMENT

If the within Certificate bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.
☐Such Transfer is being made to the Company or a Subsidiary of the Company.
2.
☐Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.
3.
☐Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the Note(s) subject to such Transfer are being transferred to a Person that the undersigned reasonably believes is purchasing such Note(s) for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.
4.
☐Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the Note(s) identified in the Assignment Form to which this Transferee Acknowledgment is attached for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring such Note(s), on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Legal of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

[***]

B1-1

EXHIBIT B-2

FORM OF GLOBAL CERTIFICATE LEGEND

[***]

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

[***]

B3-1

EXHIBIT B-4

Form Of OID Legend

[***]

B4-1